UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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RLI CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RLI Corp.

9025 North Lindbergh Drive

Peoria, Illinois 61615

March 25, 2010

Dear Shareholder:

Please consider this letter your personal invitation to attend the 2010 RLI Corp. Annual Shareholders Meeting. It will be held at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, the Company’s principal office, on May 6, 2010, at 2 p.m. CDT.

Business scheduled to be considered at the meeting includes the election of directors, approval of the RLI Corp. Long-Term Incentive Plan, and ratification of KPMG LLP as our independent registered public accounting firm for the current year. In addition, we will review significant events of 2009 and their impact on you and your Company. Company directors and officers and representatives of KPMG LLP will be available before and after the meeting to talk with you and answer any questions you may have.

Again this year, we are pleased to be taking advantage of a relatively new Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our shareholders a notice instead of a paper copy of this proxy statement and our 2009 Annual Report to Shareholders. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how shareholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2009 Annual Report to Shareholders and a proxy card. All shareholders who do not receive a notice will receive a paper copy of the proxy materials by mail. We believe that this process will provide shareholders with easier access to these proxy materials, reduce the costs of printing and distributing our proxy materials, and conserve environmental resources.

Thank you for your interest in your Company as well as your confidence and support in our future.

Sincerely,

Gerald D. Stephens, CPCU

Chairman of the Board

RLI Corp. | 9025 N. Lindbergh Drive | Peoria, Illinois 61615

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 6, 2010

To the Shareholders of RLI Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of RLI Corp. (“Company”) will be held at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, on Thursday, May 6, 2010, at 2 p.m. Central Daylight Time to:

1.     Elect six (6) directors for a one-year term expiring in 2011 or until their successors are elected and qualified;

2.     Consider and act upon a proposal to approve the RLI Corp. Long-Term Incentive Plan.

3.     Consider and act upon a proposal to ratify the selection of KPMG LLP as independent registered public accounting firm of the Company for the current year; and

4.     Transact such other business as may properly be brought before the meeting.

Only holders of Common Stock of the Company, of record at the close of business on March 8, 2010, are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

Daniel O. Kennedy
Vice President, General Counsel & Corporate Secretary

Peoria, Illinois

March 25, 2010

It is important, regardless of the number of shares you hold, that you personally be present or be represented by proxy at the Annual Meeting. Even if you expect to attend, it is important that you submit your proxy as follows:

•      By Mail: if you received your proxy card by mail, by completing the proxy card and signing, dating and returning it as promptly as possible;

•      By Phone: by submitting your proxy by telephone, toll-free, in accordance with the instructions provided on your proxy card or Notice of Internet Availability of Proxy Materials, or

•      By Internet: by submitting your proxy over the Internet in accordance with the instructions provided on your proxy card or Notice of Internet Availability of Proxy Materials.

You have the right to revoke your proxy at any time prior to its use by filing a written notice of revocation with the Corporate Secretary of the Company prior to the convening of the Annual Meeting, or by presenting another proxy card with a later date or voting by telephone or over the Internet at a later date. If you attend the Annual Meeting and desire to vote in person, your proxy may be withdrawn upon request.

RLI Corp. | 9025 N. Lindbergh Drive | Peoria, Illinois 61615

PROXY STATEMENT

Annual Meeting of Shareholders to be held May 6, 2010

GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of RLI Corp., an Illinois corporation (“Company”), in connection with the solicitation, by the Board of Directors of the Company (“Board” or “Board of Directors”), of proxies to be used at the Annual Meeting of Shareholders to be held at 2 p.m. Central Daylight Time on Thursday, May 6, 2010, at the Company’s offices at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, and at any adjournments of the Annual Meeting.

This year, we are pleased to again be taking advantage of a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials (“E-Proxy Notice”) instead of a paper copy of the proxy materials. The E-Proxy Notice contains instructions that will enable shareholders receiving the E-Proxy Notice to access these materials over the Internet and, if so desired, to request a paper copy of these proxy materials by mail. Shareholders who do not receive the E-Proxy Notice will receive a paper copy of the proxy materials by mail. The Company intends to mail the E-Proxy Notice to shareholders on or about March 25, 2010.

VOTING

Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number of our voting shares be represented by proxy to achieve a quorum. Pursuant to the Company’s By-Laws, at least a majority of the outstanding voting shares must be present (in person or by proxy) at the Annual Meeting to conduct the meeting, which is known as a “quorum” of shares. Even if you expect to attend, it is important that you vote your shares in advance.

Whether you hold your shares directly as the shareholder of record or through a broker, trustee, or other nominee (“in street name”), you may vote by proxy without attending the Annual Meeting in three different ways:

•          Mail: Shareholders who receive a paper copy of a proxy card by mail may submit their proxy by signing, dating and returning the proxy card as promptly as possible in the envelope enclosed for that purpose.

•          Telephone: Shareholders may submit their proxy by telephone, toll-free, by following the instructions provided on the proxy card or on the E-Proxy Notice. Shareholders will need to have the control number appearing on their proxy card or E-Proxy Notice available in order to submit their proxy by telephone.

•          Internet: Shareholders may submit their proxy over the Internet by following the instructions provided on the proxy card or on the E-Proxy Notice. Shareholders will need to have the control number appearing on their proxy card or E-Proxy Notice available in order to submit their proxy over the Internet.

Shareholders can save the Company expense by submitting their proxy by telephone or over the Internet. If you submit your proxy by telephone or over the Internet, you do not need to also submit a proxy card unless you are doing so to change your vote as described below. The method of voting will not limit a shareholder’s right to attend the Annual Meeting.

Each proxy will be voted in accordance with the shareholder’s specifications. If you return a signed proxy card without providing voting instructions, your shares will be voted as recommended by the Board of Directors. All proxies delivered pursuant to this solicitation are revocable at any time prior to the meeting at the option of the shareholder either by giving written notice to the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, or by timely delivery of a properly completed proxy, whether by proxy card or by Internet or telephone vote, bearing a later date, or by voting in person at the Annual Meeting. All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting.

Assuming the presence, in person or by proxy, of a quorum, the election of directors requires the affirmative vote of a plurality of the votes cast, which means that the six persons receiving the highest number of “For” votes will be elected. With respect to the election of directors, shareholders may vote in favor of all nominees, or withhold their votes as to all nominees, or withhold their votes as to specific nominees. Votes withheld are deemed present at the meeting and thus will be counted for quorum purposes. Because, however, only a plurality of votes cast are required to elect directors, votes withheld will not impact the election of directors.

Assuming the presence, in person or by proxy, of a quorum, the affirmative vote of a majority of the votes represented at the meeting shall be required to approve Proposals Two and Three. With respect to Proposals Two and Three, shareholders may vote “For,” “Against” or “Abstain” from, each proposal. Abstentions are deemed present at the meeting, and thus will be counted for quorum purposes, but unlike votes withheld under Proposal One (election of directors),  abstentions will have the same effect as a vote against the matters respectively set forth in Proposals Two and Three.

Brokers who hold shares for the accounts of their clients “in street name” may vote such shares either as directed by their clients or at their own discretion if permitted by the New York Stock Exchange (“NYSE”) or other organization of which they are members.  If an executed proxy is returned by a broker on behalf of its client that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters (a “broker non-vote”), such shares will be considered present at the Annual Meeting for purposes of determining a quorum, but are not considered entitled to vote on that matter. If your broker holds your shares “in street name” and you do not instruct your broker how to vote, your broker will have discretion to vote your shares on routine matters, including Proposal Three, the ratification of the selection of the Company’s independent public accounting firm.

Your broker will not, however, have discretion to vote on non-routine matters absent direction from you. Under new rules adopted by the NYSE and approved by the SEC effective as of January 1, 2010, brokers are no longer entitled to use their discretion to vote uninstructed proxies in uncontested director elections. As a result, your broker will not be able to vote your shares on Proposals One and Two without your direction. Therefore, it is imperative that you provide your broker with voting instructions on all three proposals. If your shares are held by your broker “in street name,” you will receive a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted. Please complete the form and return it in the envelope provided by the broker or agent.

SHAREHOLDERS ENTITLED TO VOTE

Shareholders of record at the close of business on March 8, 2010, the record date, shall be entitled to vote at the 2010 Annual Meeting. As of the record date, the Company had 21,090,569 shares of Common Stock outstanding and entitled to vote. Common share ownership entitles the holder to one vote per share upon each matter to be voted at the 2010 Annual Meeting.

PROXY SOLICITATION

The Company will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited in person or by telephone, facsimile or other electronic means, by directors, officers or employees of the Company. No additional compensation will be paid to such persons for their services. In accordance with the regulations of the SEC and the NYSE, the Company will reimburse banks, brokerage firms, investment advisors and other custodians, nominees, fiduciaries and service bureaus for their reasonable out-of-pocket expenses for forwarding soliciting material to beneficial owners of the Company’s Common Stock and obtaining their proxies or voting instructions.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

This notice of Annual Meeting and Proxy Statement and the 2009 Annual Report are available on the Company’s Internet site at www.rlicorp.com and at www.proxyvote.com.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

PRINCIPAL SHAREHOLDERS

The following are the persons or entities known to the Company who beneficially own more than 5 percent of the Company’s Common Stock as of December 31, 2009:

Name and Address	Number of Shares	Percent of Outstanding
of Beneficial Owner	Beneficially Owned	Common Stock

Franklin Resources, Inc. (1)	1,748,996	8.1%
One Franklin Parkway
San Mateo, California 94403

State Street Corporation (2)	2,225,005	10.3%
One Lincoln Street
Boston, Massachusetts 02111

Gerald D. Stephens (3)	1,322,406	6.2%
493 East High Point Drive
Peoria, Illinois 61614

BlackRock, Inc. (4)	1,404,280	6.5%
40 East 52nd Street
New York, New York 10022

Neuberger Berman Group LLC (5)	1,179,107	5.5%
Neuberger Berman LLC
605 Third Avenue
New York, New York 10158

(1)          The information shown is based solely on a Schedule 13G dated January 25, 2010, filed with the SEC by Franklin Resources, Inc., (“Franklin”), Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisory Services, LLC, which filing indicates one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin, have sole voting power with respect to 1,727,171 shares and sole dispositive power with respect to 1,747,471 shares. Messrs. Johnson and Johnson are the principal shareholders of Franklin.

(2)          The information shown is based solely on a Schedule 13G dated February 12, 2010, filed with the SEC by State Street Corporation (“State Street”), which filing indicates that, State Street Bank and Trust Company (“Trustee”), a subsidiary of State Street, in its capacity as trustee of the Company’s Employee Stock Ownership Plan (“ESOP”), held 1,492,203 shares on behalf of participants in such plan. State Street further disclosed no sole voting or sole dispositive power with respect to the shares, shared voting power with respect to 1,895,735 shares, and shared dispositive power with respect to 1,895,735 shares. Each ESOP participant or beneficiary may direct the Trustee as to the manner in which the shares allocated to each participant under the ESOP are to be voted. The Trustee has sole voting power with respect to all unallocated shares and sole investment power as to all allocated and unallocated shares. With respect to allocated shares for which no votes are received, the Trustee will vote such shares in proportion to the votes cast on behalf of allocated shares for which votes are received.

(3)          Mr. Stephens is the Chairman of the Company’s Board of Directors. Includes 25,091 shares allocated to Mr. Stephens under the RLI Corp. Key Employee Excess Benefit Plan (“Key Plan”), over which Mr. Stephens has no voting or investment power; 19,564 shares held in custodian accounts for the benefit of Mr. Stephens’ grandchildren, over which Mr. Stephens has sole voting and investment power; 2,492 shares in the B. L. Stephens Trust for the benefit of Mr. Stephens’ sister, over which Mr. Stephens, as trustee, has sole voting and investment power; 18,839 shares owned by the Gerald D. and Helen M. Stephens Foundation, over which Mr. Stephens, as President, has sole voting and investment power; 360,180 shares owned by the Gerald D. Stephens Grantor Annuity Trusts, over which Mr. Stephens, as trustee, has sole voting and investment power; and 7,785 shares held by a bank, as trustee, under an irrevocable trust established by the Company pursuant to the RLI Corp. Executive Deferred Compensation Agreement (“Deferred Agreement”). Excludes 68,935 shares owned by

Mr. Stephens’ spouse, over which Mr. Stephens has no voting or investment power, as to which Mr. Stephens disclaims beneficial ownership.

(4)          The information shown is based solely on a Schedule 13G dated January 20, 2010, filed with the SEC by BlackRock, Inc. (“BlackRock”). According to the Schedule 13G, BlackRock is the beneficial owner of, and has sole voting and sole dispositive power with respect to 1,404,280 shares.

(5)          The information shown is based solely on a Schedule 13G dated February 16, 2010, filed with the SEC by Neuberger Berman Group LLC (“Neuberger”). According to the Schedule 13G, Neuberger is the beneficial owner of, and has shared voting power with respect to 995,107 shares and shared dispositive power with respect to 1,179,107 shares.

DIRECTORS AND OFFICERS

The following is information regarding beneficial ownership of the Company’s Common Stock by each current director and named executive officer, and the directors and executive officers of the Company as a group, as of December 31, 2009.

Name of Individual or	Number of Shares	Percent of Outstanding
Number of Persons in Group	Beneficially Owned (1)	Common Stock

Kaj Ahlmann	535	*

Barbara R. Allen	9,231	*

John T. Baily (2) (3) (4)	15,423	*

Richard H. Blum (2) (4)	19,698	*

Joseph E. Dondanville (5) (9) (10) (11) (12)	253,496	1.2%

Jordan W. Graham (2)	8,054	*

Daniel O. Kennedy (9) (10) (11)	18,727	*

Craig W. Kliethermes (9) (10) (11)	15,891	*

Gerald I. Lenrow (2) (4) (6)	62,177	*

Charles M. Linke (2) (4)	22,410	*

F. Lynn McPheeters (2) (4)	31,003	*

Jonathan E. Michael (7) (9) (10) (11) (12)	570,974	2.7%

Gerald D. Stephens (8) (11)	1,322,406	6.2%

Michael J. Stone (9) (10) (11) (13)	248,630	1.2%

Robert O. Viets (2) (4) (12) (14)	78,285	*

Directors and executive officers as a group (20 persons) (9) (10) (11)	2,761,380	12.6%

*Less than 1% of Class.

(1)          Unless otherwise noted, each person has sole voting power and sole investment power with respect to the shares reported.

(2)          Includes shares held by a bank trustee under an irrevocable trust established by the Company pursuant to the RLI Corp. Nonemployee Director Deferred Compensation Plan (“Deferred Plan”) for the benefit of the following: Mr. Baily 2,288 shares; Mr. Blum 5,621 shares; Mr. Graham 6,840 shares; Mr. Lenrow 48,106 shares; Mr. Linke 6,469 shares; Mr. McPheeters 12,473 shares; and Mr. Viets 35,459 shares. Each participating director has no voting or investment power with respect to such shares.

(3)          Includes 3,000 shares held by Mr. Baily’s spouse as to which Mr. Baily claims beneficial interest.

(4)          Includes shares that may be acquired by the named persons within 60 days after December 31, 2009, under the Directors’ Stock Option Plan for Outside Directors (“Director Plan”), upon the exercise of outstanding stock options as follows: Mr. Baily 4,233 shares; Mr. Blum 7,200 shares; Mr. Lenrow 7,200 shares; Mr. Linke 5,407 shares; Mr. McPheeters 8,482 shares; and Mr. Viets 3,600 shares.

(5)          Includes 12,276 shares held in trust by Mr. Dondanville’s spouse, as to which Mr. Dondanville disclaims any beneficial interest.

(6)          Includes 995 shares held by Mr. Lenrow’s spouse in a custodian account for the benefit of their minor daughter, as to which Mr. Lenrow disclaims any beneficial interest.

(7)          Includes 36,400 shares allocated under the Key Plan, over which Mr. Michael has no voting or investment power and 10,118 shares owned by the Jonathan E. Michael Grantor Retained Annuity Trust, over which Mr. Michael, as Trustee, has sole voting and sole investment power.

(8)          Includes 25,091 shares allocated to Mr. Stephens under the Key Plan, over which Mr. Stephens has no voting or investment power;19,564 shares held in custodian accounts for the benefit of Mr. Stephens’ grandchildren, over which Mr. Stephens has sole voting and investment power; 2,492 shares in the B. L. Stephens Trust for the benefit of Mr. Stephens’ sister, over which Mr. Stephens, as trustee, has sole voting and investment power; 360,180 shares owned by the Gerald D. Stephens Grantor Retained Annuity Trusts, over which Mr. Stephens, as trustee, has sole voting and investment power; and 18,839 shares owned by the Gerald D. and Helen M. Stephens Foundation, over which Mr. Stephens, as President, has sole voting and investment power. Excludes 68,935 shares owned by Mr. Stephens’ spouse, over which Mr. Stephens has no voting or investment power, as to which Mr. Stephens disclaims beneficial interest.

(9)          Includes shares allocated to the named persons under the ESOP with respect to which such persons have sole voting power and no investment power. As of December 31, 2009, the following shares were allocated under the ESOP: Mr. Dondanville 25,149 shares; Mr. Kennedy 1,473 shares; Mr. Kliethermes 1,475 shares; Mr. Michael 65,791 shares; and Mr. Stone 14,663 shares. During 2009, Joseph E. Dondanville, Jonathan E. Michael and Michael J. Stone were eligible to elect to diversify shares owned by the ESOP.

(10)  Includes shares that may be acquired by the named persons within 60 days after December 31, 2009, under the Incentive Stock Option Plan (“ISOP”) and the Omnibus Stock Plan, upon the exercise of outstanding stock options as follows: Mr. Dondanville 130,700 shares; Mr. Kennedy 14,599 shares; Mr. Kliethermes 8,800 shares; Mr. Michael 275,401 shares; and Mr. Stone 105,900 shares.

(11)  Includes shares allocated to the named persons which shares are held by a bank trustee under an irrevocable trust established by the Company pursuant to the Deferred Agreement for the benefit of the following: Mr. Dondanville 8,861 shares; Mr. Kennedy 255 shares; Mr. Kliethermes 2,581 shares; Mr. Michael 14,688 shares; Mr. Stephens 7,785 shares; and Mr. Stone 18,011 shares. Each participant has no voting or investment power with respect to such shares.

(12) Includes shares held in margin securities or pledged asset accounts at brokerage firms. At December 31, 2009, the following number of shares were held in such accounts: Mr. Michael 167,941 shares; Mr. Dondanville 35,433 shares; and Mr. Viets 9,764 shares.

(13) Includes 5,079 shares owned by the Michael J. Stone Grantor Retained Annuity Trust, over which Mr. Stone, as Trustee, has sole voting and sole investment power.

(14) Includes 19,870 shares owned by the Robert O. Viets Grantor Retained Annuity Trust, over which Mr. Viets, as Trustee, has sole voting and sole investment power.

The information with respect to beneficial ownership of Common Stock of the Company is based on information furnished to the Company by each individual included in the table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (“1934 Act”), requires the Company’s directors, executive officers and beneficial owners of more than 10 percent of the Common Stock of the Company to file with the SEC certain reports regarding their ownership of Common Stock or any changes in such ownership. In addition, officers, directors and greater than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such reports received by it, and/or written representations from certain reporting persons, the Company believes that, during the year ended December 31, 2009, the reporting persons have complied with all filing requirements of Section 16(a) of the 1934 Act.

PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

The Company’s Board of Directors currently consists of 11 persons. At the Company’s 2008 Annual Shareholders’ Meeting held on May 1, 2008, the Company’s Shareholders voted on and approved an amendment to the Company’s Restated Articles of Incorporation (“Articles”) to declassify the Board on a phased-in basis. The Board’s Class III directors elected at the 2008 Annual Meeting (Messrs. Baily, Graham, Lenrow and Stephens) were elected for a three-year term expiring at the 2011 Annual Meeting and will stand for one-year terms thereafter. The election of the Class III directors was the last three-year term for any director. The Board’s former Class I and II directors, standing for election at this year’s Annual Meeting, will stand for a one-year term. Thus, commencing in 2011, all directors will be elected on an annual basis for one-year terms, and at that time the Board will cease to be classified.

At this year’s Annual Meeting, six directors are to be elected, each to hold office for a one-year term or until a successor is elected and qualified unless that director dies, resigns or is removed prior to that time. Directors whose terms do not expire this year will continue to serve. Unless otherwise instructed, the shares represented by a signed proxy card will be voted for the election of the six nominees named below. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors. Votes will be tabulated by an Inspector of Election appointed at the Annual Meeting. Shares may be voted for, or withheld from, each nominee. Shares that are withheld and broker non-votes count towards establishment of a quorum but have no effect on determinations of plurality and thus will not affect the outcome of the election. There is no cumulative voting for the directors under the Company’s Articles.

NOMINEES

Messrs. Kaj Ahlmann, Charles M. Linke, F. Lynn McPheeters, Jonathan E. Michael and Robert O. Viets and Ms. Barbara R. Allen, each current directors, are standing for election. Ms. Allen and Messrs. McPheeters and Viets were elected previously by the shareholders in 2007 for a three-year term expiring in 2010. Messrs. Ahlmann, Linke and Michael were elected previously by the shareholders in 2009 for a one-year term expiring in 2010. Mr. Blum has decided not to stand for re-election. Each is nominated to serve for a one-year term expiring in 2011.

The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event that any nominee shall become unavailable for election, the shares represented by a proxy will be voted for the election of a substitute nominee selected by the persons appointed as proxies and recommended by the Board unless the Board of Directors should determine to reduce the number of directors pursuant to the Company’s By-Laws or allow the vacancy to stay open until a replacement is designated by the Board.

The Board of Directors recommends the shareholders vote “For” election of all six nominees listed below.

DIRECTOR AND NOMINEE INFORMATION

Following are specific qualifications, skills, attributes and experience with respect to the current directors and nominees to the Board of Directors furnished to the Company by such individuals, which information led to the conclusion that they are qualified to serve as a director and are beneficial to the Company. The Nominating/Corporate Governance Committee and the Board considered, in particular, the following with respect to each director: Mr. Ahlmann — his broad reinsurance and insurance expertise, as well as his global experience. Ms. Allen — her extensive executive management skills, as well as her strategy background. Messrs. Baily, McPheeters and Viets — their significant experience, expertise and background regarding accounting matters, together with their various executive management experience. Mr. Graham — his strong financial services, strategy, merger/acquisition and advisory experience, as well as deep technology background. Mr. Lenrow — his significant experience, expertise and knowledge of the insurance industry, including accounting matters and insurance taxation. Mr. Linke — his many years of experience in the financial field, including the broad perspective brought by Mr. Linke’s experience in consulting to clients in many diverse industries. The Board also considered the many years of experience with the Company represented by Mr. Stephens (our founder and Chairman) and Mr. Michael (our President & Chief Executive Officer) — over 45 years in the case of Mr. Stephens, and over 27 years In the case of Mr. Michael.

		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION

Kaj Ahlmann (1) (term expiring in 2010)	59	2009

Joined Deutsche Bank in October 2009 as Global Head, Strategic Services and Chair, Advisory Board after having provided independent services to the Council of Global Insurance Asset Management, Deutsche Asset Management, since 2006. Mr. Ahlmann brings nearly 35 years of experience with various companies related to the reinsurance and insurance industries and asset management. From 2001 to 2003, Mr. Ahlmann was the Chairman and CEO of Inreon, a global electronic reinsurance venture created by Munich Re, Swiss Re, Internet Capital Group and Accenture. He was Vice Chairman and Executive Officer of E.W. Blanch Holdings, Inc, a provider of integrated risk management and distribution services, from 1999 to 2001. Prior to that, from 1993 to 1999, he was Chairman, President and CEO of Employers Reinsurance Corporation, a global reinsurance company and served as a Director of the parent organization, GE Capital Services. He served on the Board of Erie Indemnity Company, Erie Insurance Group from 2003 to 2008, and SCPIE Holdings, Inc., from 2006 to 2008. Mr. Ahlmann currently serves on the boards of the American Institute for CPCU, Cyrus Re, and the Advisory Board of Six Sigma Academy. He has a Bachelor of Science in Mathematics and a Master’s degree in Mathematical Statistics and Probability and Actuarial Science, both from the University of Copenhagen.

Barbara R. Allen (2) (term expiring in 2010)	57	2006

Retired President of Proactive Partners since September 2008. Former Partner with The Everest Group, a strategy and general management consulting firm, from 2003 through October 2005. For 23 years, Ms. Allen held various executive management positions with The Quaker Oats Company including Executive Vice President, International Foods responsible for Quaker’s food business outside the United States; Vice President, Corporate Strategic Planning responsible for development of worldwide strategic plans and annual operating budgets; and, President, Frozen Foods Division and Vice President Marketing. Additionally, Ms. Allen served as President of the Corporate Supplier Division for Corporate Express and as CEO for the women’s pro-soccer league start-up, the WUSA. Ms. Allen is a former director for Maytag Corporation, Tyson Foods, Inc., Converse Inc., Chart House Enterprises, Inc., Lance, Inc., and Coty, Inc., serving on audit and compensation committees. She has a Bachelor of Science in Psychology from the University of Illinois-Champaign and a Master’s degree in Marketing and Finance from the University of Chicago.

Charles M. Linke (term expiring in 2010)	72	2003

Professor Emeritus of Finance at the University of Illinois (Urbana-Champaign)since 1998. Professor Linke has held various positions with the University of Illinois since 1966. CEO of Economics Et Cetera, Inc., a consulting firm specializing in financial economics since 1981. Professor Linke joined the University of Illinois faculty in 1966, serving as IBE distinguished professor of finance, chairperson of the department of finance, associate dean for graduate studies, and associate dean of executive education. He has also served as visiting scholar at Senshu University in Tokyo, Japan, and visiting professor at Nankai University, People’s Republic of China. He has a Bachelor’s degree and has Master’s and Doctorate degrees in Business Administration, all from Indiana University.

F. Lynn McPheeters (term expiring in 2010)	67	2000

Retired as Vice President and Chief Financial Officer of Caterpillar Inc., the world’s leading manufacturer of construction, mining and related equipment in February 2005. Mr. McPheeters joined Caterpillar Inc. in 1964 and held various financial positions and spent 15 years overseas. In his global assignments, he served as distribution finance manager in Japan, finance manager in Europe and secretary-treasurer for Caterpillar Far East in Hong Kong. He went on to serve as executive vice president of Caterpillar Financial Services Corporation in Nashville and returned to Peoria to become Caterpillar’s corporate treasurer in 1996 until November 1998. He was responsible for the company’s banking and funding relationships, trade financing policy, foreign exchange and interest risk management, pension fund administration and Caterpillar Investment Management Limited, the company’s investment advisory group which had its own group of mutual funds and managed the company’s employee 401(k) plan. He was also responsible for a division managing the placement of all corporate insurance coverages. Mr. McPheeters was appointed Vice President and Chief Financial Officer in 1998. He was responsible for the Corporate Services Division, which included accounting, tax, treasury, and investor relations functions. For three of his six years as CFO, he also had responsibility for the company’s IT operations. Mr. McPheeters serves on the board of Microlution Inc. and Crosslink. He is a past chairman of the OSF Saint Francis Medical Center Foundation Council, and is President of the Southern Illinois University Carbondale Foundation Board. He has a Bachelor’s degree in Accounting from Southern Illinois University-Carbondale, and later attended the Advanced Management Program at Duke University and Finance Management Program at Stanford University.

Jonathan E. Michael (3) (term expiring in 2010)	56	1997

President & Chief Executive Officer of the Company since January 1, 2001. He was elected Chairman of the Board & Chief Executive Officer of the Company’s principal insurance subsidiaries January 1, 2002. Mr. Michael joined the Company in 1982 and has held various managerial and executive officer positions, including Controller, Vice President, Finance/Chief Financial Officer. Additionally, as Executive Vice President he was responsible for running the Company’s Insurance operations for several years before becoming Chief Operating Officer in 1994. Prior to 1982, Mr. Michael was associated with Coopers & Lybrand LLP. He serves on the Board of Directors of Maui Jim, Inc. and the Marshall County State Bank. He is a former director of First Capital Bank (Peoria) and the Eureka College Board of Trustees. He currently is the President of the OSF St. Francis Medical Center Community Advisory Board, and a member of the CEO Roundtable Board, the PCI Board of Governors, the PCI PAC Board and the Illinois Neurological Institute Advisory Board. He has a Bachelor’s degree in Business Administration from Ohio Dominican College and is a certified public accountant.

Robert O. Viets (4) (term expiring in 2010)	66	1993

Since 1999, President of ROV Consultants, LLC. Former President, CEO and Director from 1988 until 1999 of CILCORP Inc., a holding company in Peoria, Illinois, whose principal subsidiary was a utility company. He served as a consultant to AES Corporation, a global power company. After working for several years in St. Louis with Arthur Andersen & Co., a national accounting firm, Mr. Viets joined Central Illinois Light Company (CILCO) in Peoria to manage the company’s regulatory and financial activities. CILCO was a regulated electric and natural gas utility serving central Illinois. In 1985, Mr. Viets led the formation of CILCORP, Inc., a non-regulated holding company that became the parent company of CILCO. The corporate restructuring was designed to prepare the company for competition in the retail electric and natural gas energy markets. Mr. Viets is a director for Patriot Coal Corporation as well as a former director for Consumers Water Company, Philadelphia Suburban Corporation, Lincoln Office Supply Co., Inc. and Methodist Health Services Corporation. He has also chaired the Bradley University board of trustees. Mr. Viets has a Bachelor’s degree in Economics from Washburn University and a Law degree from Washington University School of Law. He is a certified public accountant.

Certain information concerning the remaining directors, whose terms expire in 2011, is set forth as follows based upon information furnished to the Company by such individuals:

		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION

John T. Baily (5) (term expiring in 2011)	66	2003

Previously National Insurance Industry Chairman and Partner of the accounting firm of Coopers & Lybrand LLP (C&L) (now known as PricewaterhouseCoopers LLP) retiring in 1999 after 33 years, 23 years as a partner. He served as Chairman of the C&L insurance practice for 13 years, where he was responsible for all of the firms’ services to the insurance industry (including audit, tax, actuarial, management consulting). He Is also past Chairman of C&L’s International Insurance Companies Committee. He was also a member of C&L’s governing body, U.S. Board of Partners. He is a past Chairman of the AICPA Insurance Companies committee. Mr. Baily served as President of Swiss Re Capital Partners from 1999 through 2002. In this role, he was involved in investments and acquisitions in the insurance industry. He served on the Investment Committee of both Securitas Capital and Conning Capital Partners. Mr. Baily serves on the boards of Endurance Specialty Holdings, Inc., NYMAGIC, Inc., CIFG and Albright College. He previously served on the board of Erie Indemnity Company. He has served as the Chair of the Audit Committee of both private and public companies. He has a Bachelor’s degree in Economics from Albright College and a Master’s degree in Business Administration from the University of Chicago.

Jordan W. Graham term expiring in 2011)	49	2004

Since 2007, Managing Director and Head of North America Business Development for the Global Transaction Services Division of Citi Markets and Banking where he is responsible for strategic planning, global partnerships, and acquisitions for the firm’s Cash Management and Trade Services/Finance business. Mr. Graham has over 25 years of experience working in and providing products and services to the financial services industry globally. For the preceding two years, he was Managing Director and Founder of Quotient Partners providing strategy and merger/acquisition advisory services to financial services technology companies and financial institutions seeking to monetize business assets, restructure global operations, and leverage technology to gain competitive advantage and improve business performance. From 1998 to 2004, Mr. Graham was an executive and Vice President at Cisco Systems where he headed the Internet Business Solutions Group Services Industry Consulting Practice. In this role he was responsible for internet business consulting teams covering the financial services, healthcare, pharmaceutical, energy, and media/entertainment industries globally. Previously he was Managing Director and Global Head of Cisco’s Financial Services Industry Consulting Practice where he provided strategy and advisory serves to CXO level executives in Global 500 securities, banking, insurance, and managed care firms. He has also been the CEO of two successful venture capital-backed companies, one in financial services technology and the other providing internet e-commerce services, and a board director for 11 other companies, including Securitas Capital, a SwissRe/Credit Suisse private equity fund investing in insurance and risk related ventures and Technology Credit Union. Mr. Graham has a Bachelor’s degree in Business from the University of Southern California.

Gerald I. Lenrow (term expiring in 2011)	82	1993

Currently in his own legal practice serving a select group of insurers. At the end of 1998, he concluded three years of consulting with General Reinsurance Corp and its affiliate, Cologne Life Re. Previously, he was a partner with Coopers & Lybrand LLP (C&L) (now known as PricewaterhouseCoopers LLP) retiring after 30 years with the firm. While at C&L, he formed and led their national insurance tax group. While widely recognized as an authority in insurance taxation, Mr. Lenrow has been involved in all facets of the industry. Over the years, he provided strategic counsel to senior management in all sectors of the industry. An integral part of his activities included mergers and acquisitions, and handling disputes through the IRS administrative appeals procedures. He monitors legislative activities and developments emanating from the IRS national office affecting the insurance industry. He worked with congressional tax writing committees, the Treasury and the IRS on tax legislation. For approximately 20 years, Mr. Lenrow was an advisor to the Property Casualty Insurance Association of America (formerly known as National Association of Independent Insurers) and the National Association of Mutual Insurance Companies. Mr. Lenrow is past chair of the American Bar Association’s Torts & Insurance Practice Section Committee on the Taxation of Insurance Companies and was on the Advisory Board for the Insurance Tax Review. He has a Bachelor’s degree in Accounting from the City College of New York and a Law degree from Fordham University.

Gerald D. Stephens (term expiring in 2011)	77	1965

Elected Chairman of the Board of the Company January 1, 2001. Mr. Stephens founded the Company in 1965 and served as Chief Executive Officer until his election as Chairman of the Board. Mr. Stephens is a Director of the American Institute of Chartered Property and Casualty Underwriters (CPCU). He serves as Chairman of the Board of Maui Jim, Inc., and is the former President of the National Society of CPCU and former member of American Institute of CPCU, Property Casualty Insurers Association of America, International Insurance Society, Harry J. Loman Foundation and the University of Wisconsin-Madison School of Business Advisory Committee. Mr. Stephens is a former director of Jefferson Bank and Trust Company, Bank One-Peoria (Advisory Board) , Bradley University, Fayette Companies, OSF St. Francis Medical Center Advisory Board (past President) and the Peoria Economic Development Council. Mr. Stephens has a Bachelor’s degree in insurance from the University of Wisconsin. He received his CPCU designation in 1960.

(1)          Mr. Ahlmann previously served as a Director of Erie Indemnity Company and its subsidiary, Erie Family Life Insurance Company, publicly traded companies.

(2)          Ms. Allen previously served as a Director of Lance, Inc. and Maytag Corporation, publicly traded companies.

(3)          Mr. Michael previously served as a Director of Fieldstone Investment Corp., a publicly traded company.

(4)          Mr. Viets currently serves as a Director of Patriot Coal Corporation, a publicly traded company.

(5)          Mr. Baily currently serves as a Director of Endurance Specialty Holdings Ltd. and NYMAGIC, Inc., both publicly traded companies. Mr. Baily previously served as a Director of Erie Indemnity Company and its subsidiary, Erie Family Life Insurance Company, publicly traded companies.

PROPOSAL TWO: APPROVAL OF THE RLI CORP. LONG-TERM INCENTIVE PLAN

The Board of Directors has adopted and recommends to the shareholders of the Company for their approval and adoption the RLI Corp. Long-Term Incentive Plan (“Plan”). The Board and Company management believe that the Plan will be instrumental in attracting, retaining and motivating the Company’s executive officers, directors and key personnel. See the Equity Compensation Plan Information on page 45 for information regarding Common Stock that may be issued under the Company’s existing equity compensation plans.

SUMMARY OF THE PLAN

The following is a summary of the Plan adopted by the Board of Directors on February 4, 2010, subject to shareholder approval of the Plan. This summary is qualified in its entirety by reference to the complete Plan attached as Exhibit A, which you are encouraged to read carefully in its entirety. Effective May 6, 2010, no future options or other equity based awards will be granted under the Company existing equity incentive plan — the RLI Corp. Omnibus Stock Plan (“Omnibus Plan”) — if the Plan is approved by the shareholders.

The Plan is largely modeled on the Omnibus Plan. Some of the more significant changes from the Omnibus Plan are summarized below.

•                  Unlike the Omnibus Plan, the Plan does not authorize or otherwise provide for the award of incentive stock options. Under the Plan, the only stock options available for award are non-qualified stock options (“Options”).

•                  The Plan also provides for what are termed “Full Value Awards,” which are awards other than (1) Options, (2) stock appreciation rights (“SARs”) or (3) Performance Units (described below) payable in cash. The maximum number of Full Value Awards a participant may be awarded in a calendar year is 160,000.

•                  The Plan provides that an Option or SAR shall cease to be exercisable if a participant is terminated for “cause.” Cause is defined as (1) a failure to comply with any material policies and procedures of the Company or its affiliates; (2) conduct reflecting dishonesty or disloyalty to the Company or its affiliates, or which may have a negative impact on the reputation of the Company or its affiliates; (3) commission of a felony, theft or fraud, or violation of law involving moral turpitude; (4) failure to perform the material duties of his or her employment; (5) excessive absenteeism; (6) unethical behavior or (7) violation of a material policy of the Company.

•                  The Plan provides for the issuance of up to 2,000,000 shares of Common Stock. For purposes of calculating this limit and limits applicable to individual participants, each share of Common Stock underlying a Full Value Award shall count as 2.5 shares. Option awards shall be deemed to be for the maximum number of shares that may be issued upon their exercise and SARs shall be deemed to be issued for the gross number of shares with respect to which the SAR may be exercised.

PURPOSE AND ELIGIBILITY

The purpose of the Plan is to promote the interests of the Company and its shareholders by providing key personnel of the Company and its affiliates with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of corporate performance, and thereby developing a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its affiliates. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability. The Plan is also intended to provide nonemployee directors with an opportunity to acquire a proprietary interest in the Company, to compensate nonemployee directors for their contribution to the Company and to aid in attracting and retaining nonemployee directors.

Participation in the Plan is limited to employees or directors of the Company or any affiliate. The granting of awards is solely at the discretion of the Executive Resources Committee. Approximately 80 persons are currently eligible to participate in the Plan. No awards have been granted under the Plan.

ADMINISTRATION OF THE PLAN

The Executive Resources Committee of the Board (or any other committee of the Board consisting of two or more nonemployee directors designated by the Board to administer the Plan so as to permit grants to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and Section 162(m) of the

Internal Revenue Code of 1986, as amended (“Code”), will administer the Plan (“Committee”). The Committee has exclusive power to (1) make awards, (2) determine when and to whom awards will be granted, the form of each award, the amount of each award, and any other terms or conditions of each award consistent with the Plan, (3) determine whether, to what extent and under what circumstances awards may be settled, paid or exercised in cash, shares of Common Stock, or other property, and (4) determine whether, to what extent and under what circumstances awards may be canceled, forfeited or suspended. Each award will be subject to an agreement authorized by the Committee. Notwithstanding the foregoing, the Board has the sole and exclusive power to administer the Plan with respect to awards granted to nonemployee directors.

SHARES AVAILABLE UNDER THE PLAN

The number of shares of Common Stock available for distribution under the Plan may not exceed 2,000,000 (subject to adjustment for changes in capitalization of the Company). As of March 8, 2010, the closing sale price of the Company’s Common Stock was $55.70 per share as reported by the New York Stock Exchange (“NYSE”). Any shares subject to the terms and conditions of an award under the Plan that are not used because the terms and conditions of the award are not met may again be used for an award under the Plan. Any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited award, or any award settled in cash in lieu of shares will be available for further awards. No fractional shares may be issued under the Plan; however, cash will be paid in lieu of any fractional share in settlement of an award. Certain Common Stock shares are not available for future issuance under the Plan, including (1) shares exchanged or withheld as payment of purchase price or tax obligations in connection with any Plan award, (2) shares not issued/delivered in connection with net award settlements, and (3) shares purchased on the open market with proceeds from exercise of options.

DESCRIPTION OF PLAN AWARDS

The Plan provides that the Committee may grant awards to participants in the form of (1) shares of Common Stock subject to restrictions on transfer and conditions of forfeiture (“Restricted Stock”), (2) Options, (3) SARs, which are rights to receive a payment from the Company in cash, Common Stock, or a combination thereof, equal to the excess of the Fair Market Value (described below under “Stock Options”) of a share of Common Stock on the date of exercise over a specified price fixed by the Committee, (4) performance units, which are rights to receive payment from the Company in cash, Common Stock or a combination thereof, based upon the achievement of performance goals established by the Committee (“Performance Units”), (5) shares of Common Stock, or (6) other stock based awards (“Other Stock Based Awards”). A description of each of these awards follows.

Restricted Stock Awards

An award of Restricted Stock under the Plan will consist of shares of Common Stock subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions will be included in the applicable agreement. The Committee may provide for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine. Except as otherwise provided in the applicable agreement, each stock certificate issued with respect to an award of Restricted Stock will either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as will be provided for in the applicable agreement. The agreement will describe the terms and conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock will lapse. Upon the lapse of the restrictions and conditions, shares free of restrictive legends, if any, relating to such restrictions will be issued to the participant. A participant with a Restricted Stock award will have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the shares of Restricted Stock. No more than 160,000 shares of Restricted Stock, together with any other Full Value Awards, may be issued to a participant in any calendar year.

Stock Options

An Option will be granted pursuant to an agreement and will constitute a non-statutory stock option (i.e., an option that does not qualify for special tax treatment under Section 422 of the Code). The purchase price of each share of Common Stock subject to an Option will be determined by the Committee and set forth in the agreement, but will not be less than 100 percent of the Fair Market Value of a share as of the date the Option is granted. “Fair

Market Value” as of any date means the closing sale price of a share of Common Stock on such date or on the next business day, if such date is not a business day (1) as reported on the NYSE, or (2) if the shares are not traded on the NYSE, on the principal national securities exchange registered under the Exchange Act on which the shares are listed, or (3) if the shares are not listed on any such exchange, on any over-the-counter market or any quotation system then in use. The purchase price of the shares with respect to which an Option is exercised will be payable in full at the time of exercise in cash or by delivery or tender of shares (by actual delivery or attestation) having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the shares being purchased pursuant to the Option, or a combination thereof, as determined by the Committee, but no fractional shares will be issued or accepted. To the extent permitted by law, the agreement may permit some or all participants to instruct the Company to withhold a portion of the shares issuable upon exercise equal to the number of shares having a Fair Market Value equal to the exercise price for the Option being exercised. A participant exercising an Option will not be permitted to pay any portion of the purchase price with shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company. Each Option will be exercisable in whole or in part on the terms provided in the agreement. When an Option is no longer exercisable, it will be deemed to have lapsed or terminated. Upon receipt of notice of exercise, the Committee may elect to cash-out all or part of the portion of the shares for which an Option is being exercised by paying the participant an amount, in cash or shares, equal to the excess of the Fair Market Value of the shares over the aggregate purchase price for the shares for which the Option is being exercised on the effective date of such cash-out. In no event will any Option be exercisable at any time after the expiration of its term. Dividends and dividend equivalents are not paid on Options. The maximum number of shares that may be awarded to a participant in the form of Options in any calendar year is 400,000 and the maximum term is 10 years.

Stock Appreciation Rights

An award of a Stock Appreciation Right (“SAR”) will entitle the participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the SAR all or a portion of the excess of the Fair Market Value of a specified number of shares as of the date of exercise of the SAR over a specified price that will not be less than 100 percent of the Fair Market Value of such shares as of the date of grant of the SAR. A SAR may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other award under the Plan. If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a SAR cancels a pro rata portion of the Option with which it is connected and vice versa. Each SAR may be exercisable in whole or in part on the terms provided in the agreement. No SAR will be exercisable at any time after the expiration of its term or if the participant’s employment (or service as a director) is terminated due to cause. When a SAR is no longer exercisable, it will be deemed to have lapsed or terminated. Upon exercise of a SAR, payment to the participant will be made at such time or times as will be provided in the agreement in the form of cash, shares of Common Stock or a combination of cash and shares as determined by the Committee. The agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or shares) may be made in the event of the exercise of a SAR. Dividends and dividend equivalents are not paid on SARs. The maximum number of shares that may be awarded to a participant in the form of SARs in any calendar year is 400,000 and the maximum term is 10 years.

Performance Units

An award of Performance Units under the Plan will entitle the participant to future payments of cash, shares of Common Stock or a combination of cash and shares, as determined by the Committee, based upon the achievement of performance goals established by the Committee. The agreement may establish that a portion of a participant’s award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the award. The agreement will also provide for the timing of the payment. Following the conclusion or acceleration of each period of time over which Performance Units are earned (“Performance Cycle”), the Committee will determine the extent to which (1) performance targets have been attained, (2) any other terms and conditions with respect to an award relating to the Performance Cycle have been satisfied and (3) payment is due with respect to an award of Performance Units. If permitted by law, the agreement may permit an acceleration of the Performance Cycle and an adjustment of performance targets and payments with respect to some or all of the Performance Units awarded to a participant, upon the occurrence of certain events, which may, but need not include, without limitation, a dissolution or liquidation of the Company; a sale of substantially all of the assets of the Company; a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation;

a statutory share exchange involving capital stock of the Company; a recapitalization; a change in the accounting practices of the Company; a change in the participant’s title or employment responsibilities; the participant’s death, disability or retirement or; with respect to payments in shares with respect to Performance Units, a reclassification, stock dividend, stock split or stock combination. The agreement also may provide for a limitation on the value of an award of Performance Units that a participant may receive. The maximum dollar value that may be paid to a participant in Performance Units in any calendar year is $7,500,000.

Other Stock Based Awards

The Committee may from time to time grant Common Stock and other awards under the Plan including, without limitation, those awards pursuant to which shares of Common Stock are or may in the future be acquired, awards denominated in Common Stock units, restricted stock units, securities convertible into Common Stock and phantom securities. The Committee, in its sole discretion, may determine the terms and conditions of such awards provided that such awards will not be inconsistent with the terms and purposes of the Plan. The Committee may, at its sole discretion, direct the Company to issue shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the award to which the shares relate.

PLAN BENEFITS

The grant of awards under the Plan is within the discretion of the Committee and the Board. Therefore, the Company is unable to determine the benefits or amounts that will be allocated to any participant under the Plan. No awards have been granted under the Plan.

EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan will become effective as of May 6, 2010, if the Plan is approved by the requisite vote of shareholders at the 2010 Annual Shareholders Meeting. Thereafter, the Company will file a registration statement on Form S-8 with the SEC registering the shares issuable under the Plan. The Plan will remain in effect until all Common Stock subject to it is distributed, all awards have expired or lapsed, the Plan is terminated pursuant to its terms or May 5, 2020. However, awards made before the termination date may be exercised, vested or otherwise effectuated beyond the termination date unless limited in the agreement or otherwise.

AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN

The Board may at any time, and from time to time, terminate, suspend or modify the Plan. The Committee may at any time alter or amend any or all agreements under the Plan to the extent permitted by law. No termination, suspension, or modification of the Plan will materially and adversely affect any right acquired by any participant under an award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the participant in the agreement or otherwise, or required as a matter of law. Except upon proportional changes in the event of changes in the Company’s capitalization, the exercise price of any outstanding award under the Plan may not be adjusted or amended, whether through amendment, replacement grant, exchange or otherwise, without the prior approval of the Company’s shareholders.

FUNDAMENTAL CHANGES

In the event of a fundamental change, which is defined as a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company, the Committee may, but shall not be obligated to:

•                  provide for the substitution of outstanding Options and SARs with options and stock appreciation rights in the voting stock of the surviving corporation or the parent of the surviving corporation.

•                  at least ten days prior to the fundamental change, declare and provide written notice to each holder of an Option or SAR that each outstanding Option or SAR, regardless of whether exercisable, shall be canceled upon, or immediately before, the fundamental change in exchange for payment within ten days after the fundamental change of cash in an amount equal to (1) in the case of Options, the difference between the exercise price and Fair Market Value of the Option and (2) in the case of a SAR, the difference between the specified price of the SAR on the date of its grant and the Fair Market Value of the SAR, provided that the Fair Market Value of the SAR shall mean, only in connection with a fundamental change, the cash plus the fair market value of any non-cash consideration, as determined in good faith by the Committee, received by the shareholders in connection with a fundamental change.

If the Committee elects to cancel outstanding Options and SARs in exchange for payment as set forth in the previous subparagraph, each outstanding Option or SAR shall become immediately exercisable at the time of the declaration, and each holder shall have the right during the period preceding the time of cancellation of the Options and SARs to exercise his or her Option or SAR in whole or in part in accordance with its terms.

FEDERAL TAX TREATMENT

The Plan is not a qualified pension, profit-sharing or stock bonus plan under Section 401(a) of the Code. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

Restricted Stock Awards

A grant of restricted stock generally is not a taxable event for the grantee. However, when the applicable restrictions lapse, the grantee generally will recognize ordinary income equal to the excess of the Fair Market Value of such stock on the date of lapse over the amount, if any, paid for such stock. Upon the subsequent sale of the stock, the grantee would incur a capital gain or loss, with the tax rate determined based on the grantee’s holding period, which would begin on the date of lapse. Alternatively, the grantee may file an election under Section 83(b) of the Code, in which case the grantee will recognize ordinary income on the date of grant equal to the excess of the Fair Market Value of such stock on the date of grant over the amount, if any, paid for such stock. In this case, upon the subsequent sale of stock, the grantee would incur a capital gain or loss, with the tax rate determined on the grantee’s holding period, which would begin on the date of grant.

Options

The grant of a non-statutory stock option generally is not a taxable event for the grantee. Upon exercise of the option, the grantee generally will recognize ordinary income in an amount equal to the excess of the Fair Market Value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such option. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the grantee in the year in which such taxable income is recognized and the Company is required to withhold federal income taxes with respect to any amounts included in the optionee’s taxable income.

Stock Appreciation Rights

The grant of a SAR generally is not a taxable event for the grantee. However, upon exercise of the SAR, the grantee generally will recognize ordinary income equal to the amount of the Fair Market Value of any Common Stock received.

Performance Units

A grant of performance units generally is not a taxable event for the grantee. However, when the applicable performance targets have been attained, the grantee generally will recognize ordinary income equal to the amount of any cash received or the Fair Market Value of any Common Stock received.

Cash Awards

Generally, a grantee will recognize ordinary income and the Company will be entitled to a deduction (and will be required to withhold federal income taxes) with respect to cash awards at the earliest time at which the grantee has an unrestricted right to receive the amount of such cash payment. The timing of such income recognition will depend upon the specific terms and conditions of the cash award.

Other Stock Based Awards

Awards may be granted under the Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of the awards. Generally, the Company will be entitled to a deduction and will be required to withhold applicable taxes with respect to any ordinary income recognized by a grantee in connection with awards made under the Plan.

Section 162(m) of the Code

Section 162(m) of the Code provides that the deduction by a publicly-held corporation for compensation paid in a taxable year to the chief executive officer and the four other most highly compensated executive officers of the corporation is limited to $1 million for each individual officer. For purposes of Section 162(m), compensation which is performance-based is not counted as subject to the deductibility limitation. Income pursuant to Options and SARs having an exercise price or base value equal to the Fair Market Value of the shares of the Company’s Common Stock on the date of grant and Performance Units is intended to be fully deductible by the Company, by qualifying such income as performance-based compensation and, therefore, exempt from the limitations of Section 162(m). Income pursuant to Restricted Stock and other awards under the Plan would be subject to the deductibility limitations of Section 162(m).

SHAREHOLDER VOTE

The listing requirements of the NYSE require that the shareholders of the Company approve the Plan. The affirmative vote of the holders of at least a majority of the shares of Common Stock of the Company present and entitled to vote at the Annual Meeting is required for adoption of this proposal.

The Board of Directors recommends the shareholders vote “For” Proposal Two to approve the Company’s Long-Term Incentive Plan.

PROPOSAL THREE: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm since 1983, to serve as the Company’s independent registered public accounting firm for the current fiscal year if their selection is approved by the shareholders. In view of the difficulty and expense involved in changing auditors on short notice, if KPMG is not approved by the shareholders, it is contemplated the appointment for the fiscal year 2010 will be permitted to stand unless the Audit Committee finds other compelling reasons for making a change. Disapproval of KPMG by the shareholders will be considered an indication to the Audit Committee to select other auditors for the following year.

Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions from the shareholders.

The affirmative vote of the holders of at least a majority of the shares of Common Stock of the Company present and entitled to vote at the Annual Meeting is required for adoption of this proposal.

The Board of Directors recommends the shareholders vote “For” Proposal Three and the ratification of selection of KPMG LLP as independent registered public accounting firm of the Company for the current fiscal year.

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE PRINCIPLES

The Company is committed to having sound corporate governance principles that are designed to ensure that the Board exercises reasonable business judgment in discharging its obligations to the Company and its shareholders. Corporate governance practices also help to ensure that full and transparent disclosures are made to the Company’s shareholders and the SEC.

The Company’s published Corporate Governance Guidelines, which are publicly available on the Company’s Internet site under Investors at www.rlicorp.com, outline the directors’ responsibilities, which include attendance at shareholder, Board and committee meetings. Each member of the Board attended the 2009 Annual Meeting of Shareholders and was available to respond to appropriate questions from the shareholders.

The Company has developed an orientation process for new directors and also encourages new directors to attend a director seminar in their first year as a director. Each incumbent director is expected to attend an accredited director education seminar at least every other year. The entire Board attends an education seminar as a group at least once every three years.

DIRECTOR INDEPENDENCE

The Board is required to affirmatively determine the independence of each director and to disclose such determination in the proxy statement for each Annual Meeting of Shareholders of the Company. The Board has established guidelines, which are set forth below, to assist it in making this determination, which incorporate all of the NYSE independence standards. Only independent directors serve on the Company’s Audit Committee, Executive Resources Committee and Nominating/Corporate Governance Committee.

It is the policy of the Board of Directors of the Company that a majority of its members be independent. To be considered independent under the NYSE Listing Standards, the Board must affirmatively determine that a director or director nominee (collectively referred to as “director”) has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and also meets other specific independence tests. The Board examines the independence of each of its members once per year, and again if a member’s outside affiliations change substantially during the year. With the exception of the President & CEO, the Board has affirmatively determined that each director is independent within the meaning of the NYSE Listing Standards and the Company’s Director Independence Standards.

The Board has established the following categorical standards, incorporating the NYSE’s independence standards to assist it in determining director independence:

(a)   A Director will not be independent if:

(i)             the Director is, or has been within the last three years, an employee of RLI, or an immediate family member of the Director is, or has been within the last three years, an executive officer of RLI;

(ii)          the Director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from RLI, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii)       (A) the Director is a current partner or employee of a firm that is RLI’s internal or external auditor; (B) the Director has an immediate family member who is a current partner of such firm; (C) the Director has an immediate family member who is a current employee of such firm and personally works on RLI’s audit; or (D) the Director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on RLI’s audit within that time;

(iv)      the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of RLI’s present executive officers at the same time serves or served on that company’s compensation committee; or

(v)         the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues.

(b)         The following commercial and charitable relationships will not be considered to be material relationships that would impair a Director’s independence:

(i)             if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in the last fiscal year, does not exceed the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues;

(ii)          if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that is indebted to RLI, or to which RLI is indebted, and the total amount of either company’s indebtedness to the other does not exceed the greater of $1 million, or 2 percent of such other company’s total consolidated assets;

(iii)       if a Director, or an immediate family member of the Director, is an executive officer, director or employee of a company in which RLI owns an equity interest, and the amount of RLI’s equity interest in such other company does not exceed the greater of $1 million, or 2 percent of such other company’s total shareholders’ equity;

(iv)      if a Director, or an immediate family member of the Director, is a holder of an equity interest of a company of which a class of equity security is registered under the Securities Exchange Act of 1934, as amended, and in which RLI owns an equity interest;

(v)         if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that owns an equity interest in RLI; and

(vi)      if a Director, or an immediate family member of the Director, serves as an officer, director or trustee of a tax exempt organization, and the contributions from RLI to such tax exempt organization in the last fiscal year do not exceed the greater of $1 million, or 2 percent of such tax exempt organization’s consolidated gross revenues. (RLI’s automatic matching of employee charitable contributions will not be included in the amount of RLI’s contributions for this purpose.)

(c)          For relationships not covered by the standards in subsection (b) above, the determination of whether the relationship is material or not, and therefore whether the Director would be independent or not, shall be made by the Directors who satisfy the independence standards set forth in subsections (a) and (b) above.

RLI is required to explain in its proxy statement the basis for any Board determination that a relationship was immaterial, despite the fact that it did not meet the categorical standards of immateriality set forth in subsection (b) above.

BOARD INDEPENDENCE STATUS

Director	Independent	Management
Kaj Ahlmann	X
Barbara R. Allen	X
John T. Baily	X
Richard H. Blum	X
Jordan W. Graham	X
Gerald I. Lenrow	X
Charles M. Linke	X
F. Lynn McPheeters	X
Jonathan E. Michael		X
Gerald D. Stephens	X
Robert O. Viets	X

The following relationships were reviewed in connection with determining director independence but were determined to not affect such persons’ independence:

Mr. Baily is a director of Endurance Specialty Holdings Ltd., affiliates of which include reinsurance companies. From time to time the Company enters into immaterial reinsurance arrangements with the Endurance companies.

Mr. Ahlmann is a director of Cyrus Re, a wholly-owned subsidiary of Cyrus Reinsurance Holdings SPC. From time to time the Company enters into immaterial reinsurance arrangements with XL Re Ltd. (“XL Re”). Cyrus Re provides reinsurance under a quota-share treaty to XL Re.

Messrs. Baily and Lenrow each formerly were partners with predecessor firms of PricewaterhouseCoopers LLP (“PwC”). Mr. Baily retired from PwC in 1999, and Mr. Lenrow retired from PwC in 1990, continuing as a consultant until 1996. From time to time, the Company engages PwC for special projects and services in actuarial, tax and other areas.

DIRECTOR NOMINATION POLICY

The Nominating/Corporate Governance Committee of the Company considers director candidates based upon a number of qualifications. A nominee should have:

•                  A reputation for the highest professional and personal ethics and values, fairness, honesty and good judgment;

•                  A significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities;

•                  Been in a generally recognized position of leadership in his or her field of endeavor; and

•                  Commitment to enhancing shareholder value.

Nominees with insurance and accounting backgrounds are particularly desirable. A nominee should not have a conflict of interest that would impair the nominee’s ability to represent the interests of the Company’s shareholders and fulfill the responsibilities of a director.

The Nominating/Corporate Governance Committee conducts an annual assessment of the composition of the Board and its committees. The Committee reviews the appropriate skills and characteristics required of Board members with a view toward establishing a diversity of backgrounds in areas of core competencies, including experience in the following: business development, insurance industry, senior management, operational, technical, compensation and finance. The Nominating/Corporate Governance Committee relies upon recommendations from a wide variety of its business contacts, including current executive officers, directors, community leaders, and shareholders as sources for potential director candidates, but may also utilize third party search firms if so desired.

The Nominating/Corporate Governance Committee will consider qualified director candidates recommended by shareholders. See SHAREHOLDER PROPOSALS on page 46 for further detail.

CODE OF CONDUCT

The Company has adopted a Code of Conduct, which is designed to help directors and employees maintain ethical behavior and resolve ethical issues in an increasingly complex global business environment. The Code of Conduct applies to all directors and employees, including the Chief Executive Officer, the Chief Financial Officer, the Controller and any other employee with any responsibility for the preparation and filing of documents with the SEC. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. A copy of the Code of Conduct is available at the Company’s website under Investors at www.rlicorp.com. The Company may post amendments to or waivers of the provisions of the Code of Conduct, if any, made with respect to any of our directors and executive officers on that website. Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this document.

SHAREHOLDER AND INTERESTED PARTIES COMMUNICATIONS

Any shareholder or other interested party who desires to communicate with the Board’s Presiding Director of the Board’s independent directors or any of the other members of the Company’s Board of Directors may do so electronically by sending an email to the following address: Presiding.Director@rlicorp.com. Alternatively, a shareholder or other interested party may communicate with the Presiding Director or any of the other members of the Board by writing to: Presiding Director, RLI Corp. 9025 N. Lindbergh Drive, Peoria, Illinois 61615. Communications may be addressed to the Presiding Director, an individual director, a Board Committee, the independent directors or the full Board. Communications received by the Presiding Director will then be distributed to the appropriate directors. Solicitations for the sale of merchandise, publications or services of any kind will not be forwarded to the directors.

COMPANY POLICY ON RELATED PARTY TRANSACTIONS

The Company recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a written policy which shall be followed in connection with all related party transactions involving the Company. The policy generally requires approval by the Nominating/Corporate Governance Committee for all transactions between the Company and its directors, officers, shareholders owning in excess of 5 percent of the Common Stock of the Company, and their family members and affiliates, above $10,000. No proposed transactions falling within the purview of the policy were presented or approved in 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2009, there were no transactions or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer or holder of more than 5 percent of the Common Stock of the Company (or any of their immediate family members) had or will have a direct or indirect material interest nor is any such transaction currently proposed.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has five standing committees: Audit, Executive Resources, Finance and Investment, Nominating/Corporate Governance and Strategy. The Audit, Executive Resources and Nominating/Corporate Governance Committees are composed solely of independent directors in compliance with the Company’s requirements and the NYSE Listing Standards. Since 2003, each Committee Chair’s term has been limited to no more than five years. In accordance with this policy, new Audit, Executive Resources and Nominating/Corporate Governance Committee Chairpersons were appointed immediately following the 2008 Annual Meeting of Shareholders. Charters for each committee are available on the Company’s website under Investors at www.rlicorp.com.

AUDIT COMMITTEE

The Company’s Audit Committee, composed exclusively of independent directors, met nine times in 2009 to consider various audit and financial reporting matters, including the Company’s outside audit firm relationship and to discuss the planning of the Company’s annual outside audit and its results. The committee also monitored the Company’s management of its exposures to risk of financial loss, assessed the auditors’ performance, reviewed the adequacy of the Company’s internal controls, reviewed the extent and scope of audit coverage, reviewed quarterly financial results, monitored selected financial reports and selected the Company’s independent registered public accounting firm. The committee also meets in executive session, with no members of management present, after its regular meetings.

Fees for services rendered by KPMG, the Company’s Independent Registered Public Accounting Firm, for the past two fiscal years for each of the following categories of services, are set forth below:

	Fiscal Year	Fiscal Year
	2009	2008
Audit Fees	$775,500	$780,000
Audit-Related Fees	$0	$0
Tax Fees
Tax Compliance	$0	$0
Other Tax Services	$0	$0
All Other Fees	$0	$0

Total Fees	$775,500	$780,000

Audit fees relate to professional services rendered for the audit of the consolidated financial statements of the Company, audits of the financial statements of certain subsidiaries and certain statutory audits, review of quarterly consolidated financial statements, and assistance with the review of documents filed with the SEC, including attestation as required under Sarbanes Oxley Section 404.

The Audit Committee is responsible for approving every engagement of KPMG to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before KPMG is engaged to provide those services. The Audit Committee evaluated the effects that the provision of non-audit services may have on the Company’s independent registered public accounting firm services.

The Board of Directors annually determines the “financial literacy” of the members of the Audit Committee pursuant to the NYSE required standards. The Board has determined that based on those standards, each member of the Audit Committee is independent and financially literate, and that each member possesses accounting or related financial management expertise. The Board of Directors has further determined that each of Messrs. Baily, Lenrow, McPheeters and Viets qualifies as an “audit committee financial expert” as defined by the SEC.

Messrs. Baily (Chairman), Lenrow, McPheeters and Viets are the members of the committee.

EXECUTIVE RESOURCES COMMITTEE

The Company’s Executive Resources Committee, composed exclusively of independent directors, met seven times in 2009 to evaluate and recommend compensation of the President & Chief Executive Officer and certain key executive officers of the Company. The committee also reviews and evaluates the President’s goals and objectives, management development and succession planning, and the Company’s deferred compensation, stock option, retirement and medical programs. Until May 2009, the members of the committee were Messrs. Viets (Chairman), Linke and Sutkowski, and Ms. Allen. After May 2009, the members of the ERC were Messrs. Blum (Chairman), Viets, Graham and Ms. Allen.

FINANCE AND INVESTMENT COMMITTEE

The Company’s Finance and Investment Committee, composed of independent and management directors, oversees the Company’s investment and corporate finance transactions, policies and guidelines, which includes reviewing investment performance, investment risk management exposure, and the Company’s capital structure. This committee met four times in 2009 to discuss ongoing financial, investment and capital matters. Until May 2009, the members of the committee were Messrs. Michael (Chairman), Ahlmann, Graham, Linke, Stephens and Sutkowski. After May 2009, the members of the committee were Messrs. Michael (Chairman), Ahlmann, Linke, and Stephens.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

The Company’s Nominating/Corporate Governance Committee, composed exclusively of independent directors, met five times in 2009 to guide the Company’s corporate governance program, and to monitor and discuss current and emerging corporate governance principles and procedures. The committee also counsels the Board with respect to Board and Committee organization, compensation, membership, function, and Board and Committee performance assessments, individually and collectively. The committee identifies and reviews qualified individuals as potential new director candidates.

Messrs. Baily, Lenrow, Linke (Chairman) and McPheeters are the members of the committee.

STRATEGY COMMITTEE

The Company’s Strategy Committee, composed of both independent and management directors, met five times in 2009 to oversee the Company’s strategic plan and its implementation.

Ms. Allen and Messrs. Ahlmann, Blum, Graham (Chairman), McPheeters, and Michael are the members of the committee.

COMMITTEE MEMBERSHIP

		Executive	Nominating/	Finance and
Director	Audit	Resources	Corporate Governance	Investment	Strategy
Kaj Ahlmann				X	X
Barbara R. Allen		X			X
John T. Baily	X*		X
Richard H. Blum		X*			X
Jordan W. Graham		X			X*
Gerald I. Lenrow	X		X
Charles M. Linke			X*	X
F. Lynn McPheeters	X		X		X
Jonathan E. Michael				X*	X
Gerald D. Stephens				X
Robert O. Viets	X	X

* Chair of Committee

BOARD MEETINGS AND COMPENSATION

MEETINGS

During 2009, seven meetings of the Board of Directors were held. No director attended fewer than 75 percent of the aggregate number of meetings of the Board and Board committees on which he or she served. In connection with each Board meeting, the independent directors meet in executive session with no members of management present. Effective May 7, 2009, Mr. Viets was elected Presiding Director of the Board’s executive session until the 2010 Annual Meeting of Shareholders. On February 4, 2010, Mr. Lenrow was elected the Presiding Director of the executive session effective May 6, 2010 until the 2011 Annual Meeting of Shareholders.

DIRECTOR COMPENSATION

During 2009, the Independent Directors were compensated as follows:

Annual Board Retainer:	$85,000	*
Annual Committee Retainer:
Audit	$15,000
All Other Committees	$10,000
Additional Annual Committee
Chair Retainer:
Audit	$20,000
Executive Resources	$20,000
All Other Committees	$10,000

Chairman of the Board Fee	$85,000

*Split between cash and stock grants at the election of the director.

Effective January 1, 2010, the Annual Board Retainer increased from $85,000 to $95,000.

Directors are also reimbursed for actual travel and related expenses incurred and are provided a travel accident policy funded by the Company.

Mr. Stephens is authorized by the Board to use the Company aircraft for personal use, when it is not being used for business purposes, pursuant to a lease arrangement at an hourly lease rate established from time to time by the Board. In August 2008 the rate was set at $1,700, and in August 2009 it was changed to $1,500 — all of which rates were reflective of the variable hourly operating cost of the Company aircraft. In 2009 Mr. Stephens paid $30,740 for 18 hours for personal use.

Under the lease arrangement, income is imputed if the Standard Industry Fair Level (SIFL) rate for a flight made under such a lease exceeds the lease rate or if a guest or guests accompany Mr. Stephens on a leased flight. In 2009, Mr. Stephens had no imputed income from leased fights or resulting from guests accompanying him on a leased flight.

The following table provides the compensation of the Company’s Board of Directors earned for the fiscal year ended December 31, 2009.

								Change in Pension
								Value and
								Nonqualified
	Fees Earned						Non-Equity	Deferred
	or Paid in		Stock		Option		Incentive Plan	Compensation	All Other
Name	Cash ($)(1)		Awards ($)		Awards ($)		Compensation ($)	Earnings	Compensation ($)		Total ($)
(a)	(b)		(c)		(d)		(e)	(f)	(g)		(h)

Kaj Ahlmann	95,402		30,000	(2)							125,402
Barbara R. Allen	105,000			(3)							105,000
John T. Baily	130,000			(3)		(3)					130,000
Richard H. Blum	125,000			(3)		(3)					125,000
Jordan W. Graham	115,000			(3)							115,000
Gerald I. Lenrow	110,000			(3)		(3)					110,000
Charles M. Linke	115,000			(3)		(3)					115,000
F. Lynn McPheeters	120,000			(3)		(3)					120,000
Jonathan E. Michael		(5)
Gerald D. Stephens	180,000	(6)		(3)					28,462	(7)
Edward F. Sutkowski(8)	36,923			(3)		(3)					36,923
Robert O. Viets	110,000			(3)		(3)					110,000

(1)          Outside directors elect the form of their Annual Board Retainer, which may be received either in cash or in Company stock, or a combination of both, in accordance with the Directors Deferred Compensation Plan (“Deferred Plan”) or the Outside Directors’ Fee Award Agreement. Each outside director also elects the form of their Annual Committee Retainer and Annual Committee Chair Retainer, if applicable, which may be received in either cash or in stock in accordance with the Director Deferred Compensation Plan. Amounts shown include the value of fees taken in the form of Company stock.

(2)          See New Director Fee description under Outside Director Fee Award Agreement on page 26.

(3)          See column (b) and related footnote (1).

(4)          Effective May 7, 2004, no further options were granted to outside directors under the Stock Option Plan for Outside Directors (“Director Plan”). The aggregate number of outstanding stock options under the Director Plan as of December 31, 2009, were as follows: Mr. Baily 4,233 options; Mr. Blum 7,200 options; Mr. Lenrow 7,200 options; Mr. Linke 5,407 options; Mr. McPheeters 8,482 options; and Mr. Viets 3,600 options. The vesting of all stock options was accelerated in 2005 to eliminate the requirement for recognizing future compensation expense under Financial Accounting Standards Board (“FASB”) Statement No. 123R and, therefore, all such options were fully vested.

(5)          Mr. Michael, as a management director, does not receive director fees. His compensation as President and CEO is disclosed under the Executive Compensation Summary Compensation Table.

(6)          Effective January 1, 2006, Mr. Stephens retired as an employee of the Company and received the same compensation as all outside directors of the Company. In addition, Mr. Stephens was paid an $85,000 fee as Chairman of the Board for 2009.

(7)          Mr. Stephens was provided an office when present at the Company’s home office, and part-time secretarial support at the aggregate cost of $28,462.

(8)          Mr. Sutkowski did not stand for re-election to the Board at the Annual Shareholders Meeting in May 2009.

BOARD LEADERSHIP STRUCTURE

Since 2001, Mr. Stephens, the founder and former President of the Company, has served in the role of Chairman of the Board and Mr. Michael has served in the role of CEO.  The Board appoints its Chairman and has determined that Mr. Stephens’ role as the non-employee Chairman of the Board is appropriate given his longstanding leadership of the Company as its founder and former President, while Mr. Michael’s role as CEO is appropriate for day-to-day management of the Company. In addition, as mentioned above, the Board appoints another independent director to serve as Presiding Director when it meets in executive session.

STOCK OPTION PLAN FOR OUTSIDE DIRECTORS (DIRECTOR PLAN)

Prior to May 7, 2004, the Director Plan provided for the grant of an option to purchase 3,000 shares of the Company’s Common Stock to each newly elected or appointed outside director. In addition, effective the first business day in February of each year, each outside director was annually granted an option to purchase 1,800 shares of the Company’s Common Stock under the Director Plan. If the Company earned more than its cost of capital as provided under its MVP Plan in each respective year, each outside director was granted an option to purchase 1,800 additional shares of the Company’s Common Stock under the Director Plan, effective the first business day in February of the succeeding year. The exercise price of each option granted is an amount equal to the fair market value of such option share on the grant date, and all options granted provided for one-third annual vesting over a period of three years. In the event of an outside director’s death, disability or termination of status as an outside director, all options granted become fully vested. Effective May 7, 2004, no future options were granted to outside directors under the Director Plan. In 2005, the Board approved the acceleration of the vesting of all outstanding stock options, including options issued to outside directors under the Director Plan. The Board took this action to eliminate the requirement for recognizing future compensation expense under FASB Statement No. 123R, which became effective for the Company’s financial statements on January 1, 2006.

OUTSIDE DIRECTORS’ FEE AWARD AGREEMENT (DIRECTOR AGREEMENT)

In 2009, under the Omnibus Stock Plan, the Director Agreement provided for each newly elected or appointed outside director to receive a stock award having a fair market value equal to an amount determined by the Nominating/Corporate Governance Committee. On February 1, 2009, when Mr. Ahlmann joined the Board, the New Director Fee was set at $30,000. Effective August 20, 2009, the Board suspended the New Director Fee. The Director Agreement further provides for each outside director to receive an annual stock award equal to an amount determined by the Nominating/Corporate Governance Committee (“Annual Stock Award”). With respect to the Annual Stock Award, for each fiscal quarter ending during the fiscal year, the Company will issue to each outside director a stock award having a fair market value equal to one-fourth of the Annual Stock Award (“Quarterly Stock Award”) such that the number of shares of Common Stock subject to such stock grant will be equal to the number determined by dividing the Quarterly Stock Award by the fair market value of a share of Common Stock on the date of award. For 2009, each outside director’s aggregate compensation for service on the Board, before payments for committee and chair service, was set at $85,000. Each outside director was given the opportunity to elect how much of that compensation was the Annual Stock Award and how much was the annual cash retainer. For 2010, each outside director’s aggregate compensation for service on the Board (before payments for Committee and Chairman service) was set at $95,000, and each outside director was given the opportunity to elect how much of that was the Annual Stock Award and how much as the annual cash retainer.

NONEMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN (DEFERRED PLAN)

Prior to the beginning of each year, an outside director may elect to defer the compensation otherwise payable or awarded to the director during the succeeding year pursuant to the Deferred Plan. Under the Deferred Plan, the Company transfers to a bank trustee, under an irrevocable trust established by the Company, such number of shares of the Company as are equal to the compensation earned and deferred by the director during the relevant year. The deferred compensation is used to purchase an equivalent amount of Company Common Stock. Dividends on these shares are reinvested quarterly under the Company’s Dividend Reinvestment Plan. In general, Deferred Plan benefits are distributable, in the form of Company Common Stock, beginning when the director’s status terminates.

DIRECTOR SHARE OWNERSHIP

Outside directors are encouraged to, within three years of the later of (1) January 1, 2006, or (2) their initial appointment as a Company director, own shares of the Common Stock of the Company having a value of not less than 500 percent of such Director’s Annual Board Retainer, which Retainer was $60,000 in 2006 and $85,000 in 2007, 2008 and 2009. Shares held directly and in Company benefit plans are counted to satisfy the guideline, but options, whether vested or not, are not counted.

The Nominating/Corporate Governance Committee monitors directors’ share ownership and may make allowances to accommodate timing of purchases caused by “quiet period” limitations, periodic adjustments to the Annual Board Retainer, and other factors affecting a director’s share ownership level. The committee has concluded that as of December 2009 all directors have met or are making satisfactory progress toward expected ownership levels.

AUDIT COMMITTEE REPORT

The following report by the Audit Committee is required by the rules of the SEC to be included in this Proxy Statement and shall not be considered incorporated by reference in other filings by the Company with the SEC.

The Audit Committee (the “Committee”) of the Company’s Board of Directors is composed of four independent directors and operates under a written charter adopted by the Board of Directors.

The primary role of the Committee is to assist the Board of Directors in its oversight of (a) the Company’s corporate accounting and reporting practices, (b) the quality and integrity of the Company’s financial statements, (c) the Company’s compliance with legal and regulatory requirements, (d) the qualifications, independence and performance of the independent registered public accounting firm, and (e) the performance of the Company’s internal audit function. In addition to those primary roles, the Committee also performs other roles and functions as outlined in its charter, including without limitation risk management oversight, preliminary review of earnings releases, and other activities. The Committee also acts as the audit committee for each of the Company’s insurance company subsidiaries. A more detailed description of the Committee’s roles, functions and activities is set forth in the description of Board committees elsewhere in this Proxy Statement and in the Committee’s charter.

The Board of Directors believes that the Committee’s current composition satisfies the NYSE rules governing audit committee composition and that each of the members of the Audit Committee qualifies as “independent” for purposes of the NYSE Listing Standards and the rules of the SEC. The Board of Directors has further determined that each of Messrs. Baily, Lenrow, McPheeters and Viets is an “audit committee financial expert” as defined by the SEC.

The Committee reviews the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent registered public accounting firm.

The Committee selects the Company’s independent registered public accounting firm and provides assistance to the members of the Board of Directors in fulfilling their oversight functions of the financial reporting practices, including satisfying obligations imposed by Section 404 of the Sarbanes Oxley Act, and financial statements of the Company. It is not the duty of the Committee, however, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for planning and conducting audits; and the Company’s management is responsible for determining that the Company’s financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles.

The Committee received reports and reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Committee also discussed with the independent registered public accounting firm the Section 404 obligations and matters required to be discussed by Statement on Auditing Standards No. 61. The Committee received from the Company’s independent registered public accounting firm the written disclosures and letter required by the applicable Public Company Accounting Oversight Board requirements for independent accountant communications with the Audit Committee concerning auditor independence. The Committee discussed with the independent registered public accounting firm that firm’s independence and any relationships that may impact that firm’s objectivity and independence.

Based on the Committee’s discussion with and review of reports from management and its independent registered public accounting firm and the Committee’s reliance on the representation of management that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, the Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

John T. Baily (Chairman)

Gerald I. Lenrow

F. Lynn McPheeters

Robert O. Viets

EXECUTIVE RESOURCES COMMITTEE REPORT

The Executive Resources Committee has reviewed and discussed with management of the Company the Compensation Discussion and Analysis section of this Proxy Statement. Based on the Executive Resources Committee’s review and discussions, it recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be included in the Company’s 2010 Proxy Statement.

MEMBERS OF THE EXECUTIVE RESOURCES COMMITTEE

Richard H. Blum (Chairman)

Barbara A. Allen

Jordan W. Graham

Robert O. Viets

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Executive Resources Committee is a current or former employee or officer of the Company or otherwise had any relationships to be disclosed within the scope of SEC regulations.

COMPENSATION DISCUSSION & ANALYSIS

INTRODUCTION

The Executive Resources Committee (“ERC”) is responsible for reviewing, determining, and administering specific compensation levels for senior executive officers and for overseeing other executive compensation programs and management succession and development processes.

HOW THE ERC OPERATES

ERC Members

Until May 2009, the members of the ERC were Messrs. Blum (Chairman), Viets, Sutkowski, and Ms. Allen. After May 2009, the members of the ERC were Messrs. Blum (Chairman), Viets, Graham and Ms. Allen. ERC members are nominated by the Nominating/Corporate Governance Committee, elected by the Board, and may be removed from the ERC by the Board at any time, with or without cause. The members of the ERC are independent directors under the independence standards developed by the Board, which incorporate all of the NYSE independence standards, and which are set out previously under the section entitled “Corporate Governance and Board Matters.” The Board annually determines the independence of each member of the ERC under those independence standards.

ERC Responsibilities

The ERC operates under a Charter, which can be found at the Company’s website at www.rlicorp.com. The ERC Charter is reviewed annually by the ERC and any proposed changes to the Charter are submitted to the Nominating/Corporate Governance Committee for approval. The ERC is responsible to the Board for (1) reviewing and providing advice regarding the executive compensation policy and the execution thereof; (2) reviewing and providing advice regarding the Company’s management development and succession planning; (3) monitoring compensation actions by management below the executive level; (4) producing an annual report on executive compensation for approval by the Board for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations; and (5) reviewing the Company’s employee benefit plans. Compensation of the Board of Directors is recommended by the Nominating/Corporate Governance Committee, with the advice and counsel of the ERC to ensure alignment of interests between Board and executive compensation.

ERC Meetings

The ERC held seven meetings in 2009. The agenda for each ERC meeting is established by the Chairman of the ERC in consultation with other ERC members, and with Mr. Michael and Jeffrey Fick, Vice President, Human Resources. ERC materials are prepared by Messrs. Michael and Fick and are reviewed and approved by the ERC Chairman in advance of distribution to ERC members. The ERC meetings are attended by Messrs. Stephens, Michael and Fick. Messrs. Michael and Fick are excused during the executive session portion of the ERC meetings.

Input From Management

Mr. Michael plays a key role in the ERC’s consideration of executive compensation levels and the design of executive compensation plans and programs for other senior executive officers. For these individuals, Mr. Michael recommends the following components of executive compensation to the ERC for review and recommendation to the Board:

•                  annual base salary levels;

•                  annual bonus targets and financial goals; and

•                  the form and amount of long-term incentives.

Mr. Michael makes such compensation recommendations based on external market data; achievement of respective performance criteria by each executive; and his judgment related to internal equity, potential for advancement, and contribution to team initiatives. Mr. Michael also relies upon the input of Messrs. Stone, Dondanville, and Fick when making such recommendations.

Compensation Consultant

Neither the ERC nor management retained a compensation consultant in 2009. The ERC Charter specifically provides that if a compensation consultant is to assist in the evaluation of CEO or senior executive compensation, the ERC has sole authority to retain and terminate the consulting firm, including sole authority to approve the firm’s fees and retention terms. Management also has authority to retain a compensation consultant, but may not retain the compensation consulting firm retained by the ERC without approval in advance by the ERC.

OVERVIEW OF RLI EXECUTIVE COMPENSATION

Objectives

The objective of the Company’s executive compensation program is to provide a competitive total executive compensation program linked to Company performance that will attract, retain and motivate talented executives critical to the Company’s long-term success.

Guiding Principles

The ERC is guided by a number of principles in its oversight of the Company’s executive compensation design and administration:

1.               There must be a direct linkage between long-term shareholder value creation and executive pay;

2.               Annual incentives for executives directly involved in underwriting are based on underwriting profit measured over a period of years consistent with the income and risk to the Company;

3.               Compensation should reflect both the Company’s and individual’s performance;

4.               A meaningful element of equity-based compensation and significant executive equity holdings are important to ensure alignment of management and shareholder interests; and,

5.               The Company’s overall executive pay levels must be competitive in the marketplace for executive talent to enable the Company to attract and retain the best talent.

Elements of Company Executive Compensation

The Company’s total executive compensation program is comprised of the following components, each of which is described in greater detail below:

1.               Total annual cash compensation consisting of:

(a)          Base salary;

(b)         Annual bonuses under the Market Value Potential Executive Incentive Program (“MVP Program”) for the CEO; COO; CFO; and Senior Vice President, Risk Services;

(c)          Annual bonuses under the Management Incentive Program (“MIP”) for other home office executives;

(d)         Annual bonuses under the Underwriter Profit Program for product group executives;

2.               Long-term incentive compensation granted under the Omnibus Stock Plan; and

3.               Limited Perquisites. All Company executives are provided with travel accident insurance and are reimbursed out of pocket costs for an annual health examination not covered by the Company’s health plan. The CEO, COO, and CFO are permitted to use the Company’s aircraft pursuant to a lease agreement and hourly lease rate approved by the Board of Directors, with maximum annual use limited to total lease charges of 6.5 percent of annual base salary.

ANNUAL COMPENSATION

BASE SALARY

Executive base salaries are targeted to be at the median base salary for comparable positions in the insurance industry, taking into account performance, experience, potential and the level of base salary necessary to attract and retain top executive talent.

In 2009, the ERC set base salary ranges for the CEO, CFO, and COO based on publicly available executive compensation data from the following peer companies: Alleghany Corporation; Amtrust Financial Services; Arch Capital Group Ltd; Argonaut Group, Inc; Axis Capital Holdings Limited; Cincinnati Financial Corporation; CNA Financial Corporation; CNA Surety Corporation; Endurance Specialty Holdings Ltd.; Flagstone Reinsurance Holdings; HCC Insurance Holdings, Inc.; Horace Mann Educators Corporation; Markel Insurance Company; Mercury General Corporation; Navigators Group; NYMagic, Inc.; Old Republic International; PMA Capital Corporation; ProAssurance; Selective Insurance Group, Inc.; Validus Holdings; W.R. Berkley Corporation; and Zenith National Insurance Corp. The ERC selected these peer companies because each competes within the property and casualty insurance industry and sell a variety of insurance products that serve both commercial entities and individuals that can generally be defined as specialty in nature, or targeted toward niche markets. The peer companies have established records of financial performance, and most have been publicly traded for at least five years, facilitating the comparison of the Company’s financial performance to theirs. The ERC also reviews the market capitalization of the Company compared to the peer companies to ensure that the Company is at or near the median market cap among those companies.

The ERC compares the relative ranking among the Company and peer companies for base salaries and total compensation for the CEO, COO, and CFO positions to the relative performance ranking for the following performance metrics: price-to-book ratio; price-to-earnings ratio; return on equity; five-year combined ratio; and total return to shareholders for three, five, and 10-year timeframes. Each year the ERC ensures that the relative ranking of the CEO, COO, and CFO for total compensation is consistent with the relative ranking of the Company for the above-stated performance metrics. For 2009, total compensation for each of these individuals was at or near the median among the peer companies, while the ranking for the Company in the performance metrics listed above was above the median for every metric. The Company was the top performer for all peer companies for price-to-book ratio and had the second highest performance for three-year and 10-year return to shareholders.

Base salaries and total compensation for other executive positions are established by reference to the publicly available survey data, including median base salary levels, for comparable executives in the insurance industry.

In March 2009, Mr. Kliethermes was promoted from Vice President Actuarial Services, to Senior Vice President, Risk Services, with responsibility for actuarial services; home office underwriting; and oversight of the RLI Re, Fidelity, and Design Professional product groups. His annual base salary was increased effective March 1, 2009 by approximately 10 percent from $290,000 to $320,000 at the recommendation of Mr. Michael to reflect the increased responsibilities of his new role. Because of his unique role, benchmark data from peer companies or insurance industry compensation surveys was not available.

At the May 2009 Board meeting, when the annual review of base salaries was conducted by the ERC, Mr. Michael recommended, and the ERC approved, no annual base salary increase for the named executive officers. With the exception of three other Company executives whose base salaries were low in their respective ranges and therefore warranted an increase in base salary, no increase was made to the base salary of all other Company executives. The decision not to increase executive base salaries was made to manage cost and set the tone at the top in light of the challenging economic environment.

MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM (MVP PROGRAM)

The Company has paid annual cash bonuses to certain executive officers under the MVP Program since 1996. As discussed in further detail below, the MVP Program provides a mechanism with which the ERC can tie cash compensation to long-term shareholder value creation. The MVP Program uses an economic profit measure called Market Value Potential, or MVP, which measures the returns earned by the Company above its cost of capital, as a direct gauge of shareholder value creation. MVP is (1) the actual return (the increase in adjusted GAAP book value), less (2) the required return (invested capital multiplied by the blended cost of capital). If the Company does not earn its cost of capital in a given year, no bonus award is made pursuant to the MVP Program for that year.

Key elements of the MVP Program include the following:

•                  Annual bonus awards are expressed as a percentage of MVP created in that year.

•                  Annual bonus awards, if positive, are credited to a bonus bank with only 33 percent of the bank paid out annually, with the remaining amount in the bonus bank at risk depending on future results.

•                  Bonus banks can either be positive or negative.

•                  Bonus awards can be negative if MVP for the year is negative and are charged to the bonus bank, reducing prior year award balances in the bonus bank.

•                  Annual bonus awards that are greater than 300 percent of a participant’s base salary require approval of the independent Directors.

Participation in the MVP Program, percentage bonus awards, and the formula to calculate MVP are recommended by the ERC and approved annually by the independent directors of the Board for Mr. Michael and by the entire Board for other participants. In 2009, participation in the MVP Program was limited to Messrs. Michael, Stone, Dondanville, and Kliethermes. The Board has concluded that the senior executive management team (the CEO, COO, CFO, and Senior Vice President, Risk Services) is most responsible for the operating and investment decisions that directly impact the creation of long-term shareholder value, and, therefore, should be rewarded with incentive compensation that is directly and exclusively tied to the creation of MVP.

Each participant in the MVP Program receives an annual MVP bonus award expressed as a certain percentage of after-tax MVP created by the Company in a calendar year. The ERC determines each executive’s percentage bonus award under the MVP Program at the beginning of each year taking into account studies of base salary, bonus, and total compensation of the peer companies, the executive officer’s scope of responsibilities, and individual performance. The ERC also considers historical trends for MVP created as well as individual and aggregate MVP bonus awards. The MVP percentage award, expressed as a percentage of after-tax MVP for each participant for 2009 was as follows: 2.0 percent for Mr. Michael, 1.2 percent for Mr. Stone, 0.8 percent for Mr. Dondanville, and 0.4 percent for Mr. Kliethermes. The ERC set the percentage bonus awards for 2009 based on the factors described above and based on the range of expected MVP to be created by the Company in 2009 and the projected bonus awards and bonus payouts that would result.

Annually, the respective percentage award multiplied by actual after-tax MVP created in that year is increased as specified in the MVP Program to eliminate the impact of the Company’s state and federal marginal income tax rate due to the favorable tax impact to the Company from paying the bonuses. This adjustment provision has been in the MVP Program since its inception in 1996 and has the effect of increasing both positive and negative awards. Beginning in 2010, in order to improve the transparency of the manner in which bonuses are calculated and disclosed, MVP Program awards will be expressed with such adjustment already made. The following MVP Program percentage awards have been approved for 2010: Mr. Michael: 3.0 percent; Mr. Stone: 1.9 percent; Mr. Dondanville: 1.25 percent; and Mr. Kliethermes: 0.625 percent. Accordingly, 2010 awards will not be adjusted to eliminate the impact of the Company’s marginal state and federal tax rate. The aggregate amount of MVP percentage awards for Messrs. Michael, Stone, Dondanville, and Kliethermes for 2010 is 6.775 percent, compared to the comparable aggregate awards for 2009, adjusted to eliminate the effect of the Company’s state and federal taxes, of 6.85 percent.

Annual awards are added to a MVP bonus bank for each participant. If MVP is negative for a year, a negative award is deducted from each participant’s bonus bank. If the entire bank balance is negative, the negative bank balance carries over to the next year. Interest at the three-year U.S. Government Treasury Bill rate is accrued on any positive unpaid bonus bank balance on December 31 of each year.

Annually, 33 percent of a participant’s MVP Program bonus bank (if positive) is paid as a cash bonus payment. The remainder of the bank balance is at risk and will be reduced to the extent MVP is negative in subsequent years. The MVP Program also includes a Board Approval Limit which provides that if a positive MVP award to be added to, or a negative MVP award to be deducted from, a participant’s bonus bank exceeds 300 percent of year-end base salary, the independent directors must approve, and may reduce, that portion of the MVP award in excess of the Board Approval Limit. MVP awards approved by the ERC for 2009 for Messrs. Michael, Stone, and Dondanville did exceed the Board Approval Limit of 300 percent of their respective base salaries. Accordingly, the amount of the MVP Awards to those individuals above 300 percent of each of their respective base salaries was approved by the independent directors. Individual annual MVP Award payments, including the amount credited to a bonus bank, are capped at $7.5 million.

The Company’s after-tax MVP in 2009 was $97.7 million, compared to negative MVP of $37.3 million in 2008. The following awards were credited to MVP bonus banks for 2009: Mr. Michael, $3,043,732; Mr. Stone, $1,826,239; Mr. Dondanville, $1,217,493; and Mr. Kliethermes, $764,697. The following amounts, representing 33 percent of each participant’s remaining MVP bonus bank balance were paid in February 2010 with respect to 2009: Mr. Michael, $1,749,407; Mr. Stone, $1,049,403, Mr. Dondanville, $700,298, and Mr. Kliethermes, $252,350. After the February 2010 MVP bonus payments, the remaining at-risk MVP bank balance for each participant was: Mr. Michael, $3,551,825; Mr. Stone, $2,130,605; Mr. Dondanville, $1,421,818, and Mr. Kliethermes, $512,347. The following table shows the manner in which 2009 MVP payouts and remaining at-risk bank balances were calculated for each participant.

2009 MVP Program Bonus Awards and Payouts ($)

	December 31, 2009	2009 MVP Award	Bonus Bank Balance	Payout to Participant	Remaining Bank
Participant	Bonus Bank Balance	Paid into Bonus Bank	after 2009 Award	of 33% of Bank	Balance at Risk

Michael, J. E.	$2,257,500	$3,043,732	$5,301,232	$1,749,407	$3,551,825
Stone, M. J.	1,353,769	1,826,239	3,180,008	1,049,403	2,130,605
Dondanville, J. E.	904,623	1,217,493	2,122,116	700,298	1,421,818
Kliethermes, C. W.	0	764,697	764,697	252,350	512,347

The conditions under which a positive bank balance will be distributed in the event of a participant’s termination of employment are discussed in the section entitled: “Elements of Post-Termination Compensation and Benefits” beginning on page 35.

In 2008 and prior years, Mr. Kliethermes participated in the MIP discussed immediately below. Under the MIP, annual bonuses are paid out in their entirety, compared to annual bonuses under the MVP Program which are credited to a bonus bank, with 33 percent of the bonus bank paid out annually. As a transition from participation in MIP to the MVP Program, the ERC agreed that for 2009, Mr. Kliethermes would be paid the greater of the bonus calculated under MIP or the MVP Program, with such amount deducted from his MVP bonus bank. Based on 2009 results, the bonus payable to Mr. Kliethermes was greater under the MVP Program.

MANAGEMENT INCENTIVE PROGRAM (MIP)

Participants in the MIP include home office vice presidents, assistant vice presidents, and other senior managers. Target awards are granted annually and expressed as a percentage of year-end base pay. Actual awards are based on Company performance against operating earnings (“OE”) and MVP goals and individual performance against personal objectives. OE is used as a financial goal to provide an incentive to increase annual profitability. MVP is used as a financial goal as a proxy for shareholder value creation. Actual awards for a year are paid in February of the following year and range from zero to a maximum of 150 percent of the target award for vice presidents. The ERC approves target awards for MIP participants at the vice president level. The CEO approves target award levels for other MIP participants.

For 2009, Mr. Michael recommended, and the ERC approved, a MIP target award for Messrs. Kennedy and Kliethermes of 50 percent of their respective year-end base salaries, with a maximum award of 75 percent. The target award of 50 percent consisted of a target of 15 percent of base pay for achieving the MVP goal of $60 million, a target of 15 percent of base pay for achieving the OE goal of $105 million, and a target of 20 percent of base pay for the achievement of individual objectives. Achievement levels for financial goals are measured according to the following schedule approved by the ERC at the beginning of 2009.

	OE	Bonus %
Greater than	$45,000,000	0.00
	55,000,000	2.50
	65,000,000	5.00
	75,000,000	7.50
	85,000,000	10.00
	95,000,000	12.50
Target	$105,000,000	15.00
	115,000,000	20.00
	120,000,000	25.00
Max	$125,000,000	27.50

	MVP	Bonus %
Greater than	$—	0.00
	10,000,000	2.50
	20,000,000	5.00
	30,000,000	7.50
	40,000,000	10.00
	50,000,000	12.50
Target	$60,000,000	15.00
	65,000,000	20.00
	70,000,000	25.00
Max	$75,000,000	27.50

In 2009, the Company achieved OE of $102.1 million and MVP of $97.7 million. Mr. Kennedy received a 2009 MIP award of $173,900, reflective of 14.25 percent of year-end base salary for the OE goal, 27.5 percent for the MVP goal, and 17 percent for personal objectives, which related to the reduction of legal and other expenses. Mr. Kliethermes’ 2009 MIP award was calculated at $194,400, reflective of 14.25 percent of year-end base salary for the OE goal, 27.5 percent for the MVP goal, and 19 percent for achievement of his personal objectives which related to reduction of expenses, meeting or exceeding financial plans for the product groups for which he has oversight responsibility, and enhanced product and reinsurance reporting. As discussed under the MVP Program, as a transition for 2009, Mr. Kliethermes was paid the greater of the bonus calculated under the MVP Program and MIP. Because the bonus calculated under the MVP Program was greater, he was paid a bonus for 2009 under the MVP Program, and no bonus was paid to him under the MIP. Mr. Kliethermes no longer participates in the MIP.

LONG-TERM COMPENSATION

DEFERRED COMPENSATION PLAN (DEFERRED PLAN)

Under the Company’s Deferred Plan, an executive officer may elect to defer up to 100 percent of total cash compensation after payroll deductions. Upon an election by an executive officer to defer compensation, the Company transfers cash equal to the amount deferred to a bank trustee under an irrevocable trust established by the Company, and the trustee purchases a number of shares of Common Stock of the Company representing an amount equal to the compensation deferred by the executive officer. Pursuant to the Deferred Plan, dividends paid on the shares in such trust are used by the trustee to purchase additional shares of Common Stock of the Company which are placed in the trust. The trust is considered to be a “Rabbi Trust” or grantor trust for tax purposes. The assets of the trust are subject to claims by the Company’s creditors. The Deferred Plan generally provides that the shares credited to the participant’s account will be transferred to the participant upon termination of employment over five years. Messrs. Kliethermes and Kennedy deferred income under the Deferred Plan in 2009. Each of the named executive officers has deferred income under the Deferred Plan in prior years and receives dividends on shares held in the Deferred Plan, which are used to purchase additional shares.

OMNIBUS STOCK PLAN (OMNIBUS PLAN)

Under the Company’s Omnibus Plan, certain employees, officers, consultants and directors of the Company are eligible to receive long-term incentive compensation in a variety of forms including non-qualified stock options, incentive stock options, stock appreciation rights, performance units, restricted stock awards, and other equity awards. The Omnibus Plan was adopted in 2005 and replaced the Company’s Incentive Stock Option Plan (“ISOP”). The purpose of the Omnibus Plan is to promote the interests of the Company and its shareholders by providing key personnel of the Company with an opportunity to acquire a proprietary interest in the Company and rewarding them for achieving or exceeding the Company’s performance goals. The grant of equity awards, the value of which is related to the value of the Company’s Common Stock, aligns the interests of the Company’s executive officers with that of the shareholders. The ERC believes this arrangement develops a strong incentive for Company executives to put forth maximum effort for the continued creation of shareholder value and long-term growth of the Company.

The ERC believes equity awards serve as incentives to executives to maximize long-term growth and profitability of the Company, an arrangement that benefits both the executives and shareholders. Equity awards also provide a means to attract and retain key employees. The ERC establishes and recommends to the independent directors of the Board the annual equity award for Mr. Michael, which is established based on a review of long-term incentive compensation of CEO positions among the peer companies described above, an assessment of his performance and initiatives underway, and a comparison of his equity awards compared to awards to other officers. A target range of the value of annual equity awards, expressed as a percentage of base salary, has been established for all other Company executives.

In 2009, the Company awarded long-term incentives in the form of non-qualified stock option grants to Company executives. The Company targets long-term incentives at approximately the median of competitive market data. Mr. Michael recommends to the ERC proposed stock option awards within the target range for each executive officer based on the executive officer’s position, and a subjective assessment of the executive officer’s individual performance and anticipated future contributions to the Company. The ERC considers Mr. Michael’s recommendations and then recommends stock option awards to the Board for approval. Options granted prior to May 2009 expire ten years after grant, options awarded from May 2009 and after expire eight years after grant. The change in 2009 to an eight-year term for stock options was implemented to reduce the expense of option grants. Stock options vest over five years at the rate of 20 percent per year, or upon termination of employment due to the death, disability, or qualified retirement of the recipient. Upon termination of employment (other than due to death, disability or retirement), vested options must be exercised within the earlier of 90 days of termination or expiration of the option award, except that all unexercised options granted May 2006 and thereafter are forfeited in the event the employment of an option recipient is terminated for cause.

As described above, if the Long-Term Incentive Plan is approved by shareholders pursuant to Proposal Two, no further awards will be made under the Omnibus Plan.

EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

The Company’s ESOP offers another performance-based means of retaining and motivating employees, including executive officers, who work 1,000 or more hours per year, by offering ownership in the Company on a long-term basis. The Board may approve an annual contribution to the ESOP based on the profitability of the Company that is used by the ESOP to purchase Common Stock on behalf of the Company’s employees, including executive officers. All ESOP participants, including executive officers, may receive an annual contribution expressed as a percentage of eligible compensation (limited for an individual employee to an annual cap of $245,000 in earnings in 2009). For plan years 2006 and prior, ESOP contributions vest 100 percent after five years of vesting service; for plan years 2007 and later, ESOP contributions vest 100 percent after three years of vesting service. For 2009, the Company’s Board approved a discretionary profit sharing contribution to the ESOP of 9.33 percent of participants’ eligible compensation. In addition, plan forfeitures of .51 percent of eligible compensation were added to all participants’ accounts.

401(K) PLAN

Effective January 1, 2004, the Company adopted a 401(k) Plan in which all employees, including executive officers, scheduled to work 1,000 or more hours per year, are entitled to participate. All participants receive a “safe harbor” annual contribution by the Company to their 401(k) accounts of three percent of eligible compensation (limited for an individual employee to an annual cap of $245,000 in earnings in 2009), which is immediately vested. The Board may also approve discretionary profit sharing contributions to the 401(k) Plan, which are allocated in proportion to the eligible compensation paid to each participant, subject to statutory maximums. For plan years 2006 and prior, the profit sharing contributions vest 100 percent after five years of vesting service; for plan years 2007 and after, profit sharing contributions vest after three years of vesting service. Participants are entitled to make their own elective deferrals to the 401(k) Plan through compensation deduction. For 2009, in addition to the safe harbor three percent annual contribution, the Company’s Board approved a discretionary profit sharing contribution to the 401(k) of 1.67 percent of participants’ eligible compensation and plan forfeitures equal to .09 percent of eligible compensation were added to all participants’ accounts.

KEY EMPLOYEE EXCESS BENEFIT PLAN (KEY PLAN)

The purpose of the Key Plan is to restore benefits lost to certain executive officers under the ESOP and 401(k) Plan due to limitations on benefits contained in the Internal Revenue Code. The Company transfers to a bank trustee under an irrevocable trust established by the Company such number of shares of Common Stock of the Company representing an amount equal to the benefits the participant would have earned in the 401(k) and ESOP but for the limitation in the Internal Revenue Code on the maximum compensation on which those benefits may be calculated. The trust is considered to be a “Rabbi Trust” or grantor trust for tax purposes. The assets of the trust are subject to claims by the Company’s creditors. The Key Plan generally provides that dividends are credited to the participant’s account and reinvested in shares of Common Stock of the Company. The shares credited to the participant’s account pursuant to the Key Plan will be paid upon termination of employment in five annual installments. Mr. Michael ceased active participation in the Key Plan in 2005. Dividends on his shares held in the Key Plan continue to be credited to his account in the Key Plan. No other employee participates or has participated in the Key Plan.

PERQUISITES AND OTHER PERSONAL BENEFITS

Until May 2007, Messrs. Michael, Stone and Dondanville were authorized to use the Company’s aircraft for their personal use, and were reimbursed for their personal commercial air travel and personal legal expenses, all of which could not exceed 6.5 percent of each of their respective base salaries (hereinafter referred to as the travel/legal benefit). They were reimbursed for any taxes arising out of the receipts of these benefits, but only to the extent that these benefits and related taxes together did not exceed 6.5 percent of base salary. The travel/legal benefit was eliminated effective May 2007. In May 2007, an amount of 5 percent of base salary was added to the base salary for Messrs. Stone and Dondanville to compensate for the elimination of the travel/legal benefit, which amount was recommended by Mr. Michael and the ERC and approved by the Board. At Mr. Michael’s request, no increase was added to his base salary for the elimination of this benefit.

In May 2007, the Board authorized Messrs. Michael, Stone and Dondanville to continue to use the Company’s aircraft for personal use, when it is not being used for business purposes, by paying an hourly lease rate pursuant to a lease arrangement approved by the Board at a rate of $1,100 per hour representing the variable cost to operate the aircraft, including fuel. The lease rate is reviewed and set by the Board at least annually to take into account current variable operating costs. The lease rate was changed to $1,700 per hour in August 2008 to reflect increased operating cost of the aircraft, due primarily to increased fuel costs. The lease rate was changed to $1,500 per hour in August 2009, reflecting decreased operating costs due to moderating fuel costs. Use of the aircraft by Messrs. Michael, Stone and Dondanville is subject to an annual usage limit equal to aggregate annual lease charges actually paid by Messrs. Michael, Stone, or Dondanville equal to 6.5 percent of each of their respective base salaries.

Until May 2007, Messrs. Michael, Stone and Dondanville were provided with a Company car for personal and business use. The company car perquisite was eliminated effective May 2007 and $7,500 was added to the base salary for Messrs. Stone and Dondanville to compensate for the elimination of that perquisite, which amount was recommended by Mr. Michael and the ERC and approved by the Board. At Mr. Michael’s request, no increase was added to his base salary for the elimination of this benefit. At that time, the Board authorized Messrs. Michael, Stone and Dondanville to purchase each of their respective Company cars at fair market value.

As provided in their respective offers of employment, Messrs. Kennedy and Kliethermes were reimbursed for their final annual installment of their country club capital charges in 2009 and such amounts were increased to offset the effect on their personal income taxes. With the exception of this past income tax “gross up,” the Company now does not provide a gross up of any compensation or benefit to any Named Executive Officer to offset their respective personal income tax due on any compensation or benefit.

ELEMENTS OF POST-TERMINATION COMPENSATION AND BENEFITS

The Company has not entered into any employment contracts or other severance agreements with any of its executive officers that would compensate the executive officers for or after departing the Company. The Company does not have change in control agreements with its executives and does not provide any additional benefits for executives in the event of a change in control.

Messrs. Michael, Stone, Dondanville, and Kliethermes are participants in the MVP Program, which is described in more detail on page 31. Upon termination of employment of an MVP Program participant for any reason other than retirement (defined as the date at which a participant has attained both combined age and service with the Company of 75 and at least 10 years of service), death, or disability, all unpaid positive MVP bonus bank balances of the participant are forfeited unless the ERC deems otherwise. Upon the termination of employment of a participant qualifying as retirement, a positive MVP bonus bank calculated on the last day of the quarter during which the participant’s employment ended will be paid to a participant in a lump sum within 90 days of termination of employment if the participant is age 65 or older, and as a quarterly annuity to age 65 using the interest rate for the five-year Treasury Note in effect at the date of retirement if the Participant’s age is less than 65. A bonus bank balance will also be calculated at the end of the quarter prior to a participant’s termination of employment and the Company may, in its discretion, pay the lower of the calculated bonus banks. All such payments upon a termination of employment qualifying as retirement are subject to ongoing restrictions on: the participant’s employment in the insurance industry; solicitation of Company employees; solicitation of business away from the Company; and disclosure of confidential information of the Company.

At year-end 2009, Messrs. Michael and Dondanville qualified for retirement under the MVP Program; while Messrs. Stone and Kliethermes did not qualify for retirement. Had Messrs. Michael’s and Dondanville’s employment ended on December 31, 2009, they would have met the definition of retirement under the MVP Program and would have been entitled to the payment of their respective MVP bonus bank on that date in the amount of $5,301,232 for Mr. Michael and $2,122,116 for Mr. Dondanville in the form of a quarterly annuity at an interest rate of 2.681 percent until age 65.

Under the terms of the Omnibus Plan, stock option grants vest upon the death or disability of an optionee, and may vest upon the retirement of an optionee provided that the underlying stock option agreement so provides. The awards of stock options to the Named Executive Officers, and all other stock option recipients at the Company, provide for the immediate vesting of outstanding unvested stock options in the event of a recipient’s termination of employment qualifying as a retirement. Retirement is defined under the Omnibus Plan as the termination of employment of a participant with combined age and years of service of 75 or greater. Stock options must be exercised within the earlier of one year of the death of an optionee, or three years of the termination of employment due to the disability or retirement of an optionee, and the original expiration date of the stock option award. In the event of the termination of employment of an optionee for reasons other than death, disability, or retirement, vested options must be exercised within the earlier of 90 days of the termination of employment or the original expiration of the option award.

In 2009, Messrs. Michael’s and Dondanville’s respective age and years of service exceeded 75. Accordingly, upon Mr. Dondanville’s or Mr. Michael’s termination of employment with the Company, all of their respective unvested stock option grants will immediately vest, expiring on the earlier of the original expiration date or three years. Therefore, had Messrs. Michael or Dondanville left the employment of the Company on December 31, 2009, their respective unvested stock options would have immediately vested on that date. The in-the-money value of such options that would have vested on December 31, 2009, using the closing stock price on that date of $53.25, would have been $4,588,248 for Mr. Michael and $2,249,612 for Mr. Dondanville.

Under the Company’s self-funded health plan for employees, coverage may be maintained at retirement, defined as termination of employment at age 55 or older and at least 20 years of service, until age 65, by paying the full amount of the employee and Company premium. At the end of 2009, Mr. Michael qualified for such continuation of coverage, while none of the other named executive officers qualified.

STOCK OWNERSHIP/RETENTION GUIDELINE

It is the Company’s belief that key executives, those few executives who impact the stock price based on their achievements, should hold significant amounts of Company stock. The value of all shares owned, including those held outright and in benefit plans, but excluding the value of stock options held, must equal or exceed a multiple of their annual base salary, as shown below:

Position	$ Value of Shares
CEO	6.0 x Base Salary
COO	4.0 x Base Salary
CFO	3.0 x Base Salary
Sr. VP, Risk Services	2.0 x Base Salary
Other Officers	1.5 x Base Salary

Executives to whom this Guideline applies will be encouraged to reach their respective stock ownership level within five years of the later of: the enactment of this Guideline in February 2006, or the date on which an individual assumes an executive position covered by this Guideline.

The ERC reviews the progress of executives, to whom the Guideline applies, toward their stock ownership goal each year. Effective December 31, 2009, Messrs. Michael, Stone, and Dondanville had met and greatly exceeded their respective stock ownership goal. Mr. Kennedy who joined the Company in 2006, held 4,128 shares of Company stock effective December 31, 2009. Mr. Kliethermes who joined the Company in 2006, held 7,091 shares of the Company stock effective December 31, 2009. Until an executive subject to the Guideline reaches the stated level of ownership, the executive is required to hold all net shares received from long-term incentive awards. The ERC has concluded that all Company executives to whom the Guideline applies have met their ownership level or are making satisfactory progress toward the achievement of their respective ownership goal.

EXECUTIVE MANAGEMENT

EXECUTIVE OFFICERS

The following information is provided as to each current executive officer of the Company:

Name	Age	Position with Company	Executive Officer Since

Todd W. Bryant (1)	41	Vice President, Controller	2009

Joseph E. Dondanville	53	Senior Vice President, Chief Financial Officer	1992

Daniel O. Kennedy (2)	45	Vice President, General Counsel & Corporate Secretary	2006

Craig W. Kliethermes (3)	45	Senior Vice President, Risk Services of the Company’s principal insurance subsidiaries	2007

Jonathan E. Michael	56	President & Chief Executive Officer and Director	1985

John E. Robison (4)	42	Treasurer, Chief Investment Officer	2006

Michael J. Stone	61	President & Chief Operating Officer of the Company’s principal insurance subsidiaries	1997

(1)          Mr. Bryant was promoted to Vice President, Controller of the Company in February 2009. Prior to his promotion, Mr. Bryant had been Assistant Vice President, Financial Reporting since August 2006, and previously held various managerial and accounting positions since he joined the Company in 1993.

(2)          Mr. Kennedy joined the Company as Vice President and General Counsel in February 2006. Previously, he was a Partner in the law firm of Hunton & Williams LLP from April 1999 through February 2006 and an associate with that firm from June 1997. Prior to that Mr. Kennedy was an associate with Jones Day and Minkin & Snyder law firms in Atlanta beginning in 1990. He was appointed Corporate Secretary as of February 16, 2007.

(3)          Mr. Kliethermes joined the Company as Vice President, Actuarial Services in April 2006. In February 2009, Mr. Kliethermes was promoted to Senior Vice President, Risk Services. Previously he was Senior Vice President, Quantitative Analyst for Lockton Companies from January 2006 through April 2006. Mr. Kliethermes was Assistant Vice President, Employers Reinsurance Corporation and Vice President, Westport, both a part of GE Insurance Solutions, from May 1998 through January 2006.

(4)          Mr. Robison’s title was changed from Treasurer to Treasurer, Chief Investment Officer in May 2009. Mr. Robison joined the Company as Treasurer in August 2004. From February 2002 through August 2004, he was Investment Manager of National Interstate Insurance Company, a property and casualty insurance company. He was an Analyst with Battelle Memorial, a global science and technology enterprise, from June 2001 through February 2002, and a Business Analyst with Marconi Communications from June 2000 to April 2001.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The aggregate compensation earned from the Company and its subsidiaries during the last fiscal year is set forth below for the Company’s President & Chief Executive Officer, Senior Vice President, Chief Financial Officer, and the other three most highly compensated executive officers, referred to herein collectively as “named executive officers.”

							Change In Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and			Bonus	Awards	Awards	Compensation	Compensation	Compensation
Principal Position	Year	Salary ($)	($)	($)	($)(1)	($)(2)	Earnings ($)	($)(3)(4)(5)(6)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Jonathan E. Michael	2009	728,000			521,798	1,749,407		39,087	3,038,292
President & Chief	2008	728,000	—	—	626,325	1,101,221	—	34,037	2,489,583
Executive Officer	2007	728,000	—	—	641,235	2,497,496	—	69,358	3,936,090

Joseph E. Dondanville	2009	362,400			250,519	700,298		36,782	1,349,999
Senior Vice President,	2008	362,400	—	—	222,800	441,280	—	35,078	1,061,558
Chief Financial Officer	2007	354,858	—	—	271,980	1,000,530	—	55,867	1,683,235

Daniel O. Kennedy	2009	296,000			111,446	173,900	—	42,869	624,215
Vice President,	2008	292,333	—	—	136,180	96,940	—	36,401	561,854
General Counsel & Corporate Secretary	2007	282,222	—	—	135,990	206,910	—	46,228	671,350

Craig W. Kliethermes	2009	315,000			151,480	252,350	—	38,475	757,305
Senior Vice President,	2008	283,625	—	—	136,180	97,875	—	39,916	557,597
Risk Services of the Company’s principal insurance subsidiaries	2007	267,258	—	—	135,990	205,150	—	47,645	656,043

Michael J. Stone	2009	485,250			346,240	1,049,403	—	36,338	1,917,231
President & Chief	2008	485,250	—	—	420,920	660,376	—	33,360	1,599,906
Operating Officer of the Company’s principal insurance subsidiaries	2007	475,267	—	—	475,965	1,497,809	—	54,104	2,503,145

(1)          The amounts shown in column (f) reflect the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 8 to the Company’s audited financial reports for the fiscal year ended December 31, 2009, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2010.

(2)         The amounts shown in column (g) for Messrs. Michael, Stone, Dondanville, and Kliethermes (2009 only) reflect the cash awards paid under the MVP Program, which is discussed in further detail on page 31, and reflect 33 percent of their respective bonus bank balances, which include amounts credited to their bonus banks for 2009. The amounts reflected in column (g) for Mr. Kennedy for 2007 – 2009 and Mr. Kliethermes for 2007 and 2008 reflect the cash awards paid under the MIP, which is discussed in further detail on page 32.

(3)          The amounts shown in column (i) include:

a.       A Company contribution to the ESOP of $28,726 for 2007; $21,997 for 2008; and $24,110 for 2009 for each named executive officer;

b.      A Company contribution to the 401(k) Plan of $13,816 for 2007; $10,807 for 2008; and $11,653 for 2009 for each named executive officer.

c.       The value of travel accident insurance, provided to all Company employees at the assistant vice president level and above, for each named executive officer calculated by dividing the annual premium for such coverage by the number of covered employees.

d.      Reimbursement for annual installment of country club initiation fee/capital charge and associated income tax gross up for Mr. Kennedy of $2,500/$1,044 for 2007; $2,500/$1,044 for 2008; and $5,000/$2,087 for 2009, and for Kliethermes of $3,500/$1,461 for 2007; $5,400/$1,659 for 2008; and $1,900/$793 for 2009. The 2009 reimbursements reflected the final reimbursements for Messrs. Kennedy and Kliethermes. The Company no longer provides a gross up to offset individual income tax liability for any Company executive.

e.       The membership fee for Mr. Dondanville’s use of two membership airline clubs for 2007, 2008 and 2009.

(4)          The amounts shown in column (i) for Messrs. Michael, Stone, and Dondanville for 2007 include the value of a travel/legal benefit, which was discontinued in May 2007, consisting of amounts for personal use of the Company aircraft, guests on the Company aircraft, and reimbursement for personal commercial air travel and personal legal services, all of which were limited in the aggregate to 6.5 percent of each of their respective base salaries, which is discussed in further detail on page 35 under the heading “Perquisites and Other Personal Benefits”. Messrs. Michael, Stone, and Dondanville were also reimbursed for any income taxes arising out of the receipt of travel/legal benefits, but only to the extent that these benefits and related taxes did not exceed 6.5 percent of base salary. Although the travel/legal benefit was eliminated in 2007, some imputed income and associated income tax gross up resulted in 2007 prior to the termination of the benefit. The following travel/legal benefits, and associated income tax payments and imputed income, for the use of the Company aircraft were provided in 2007 as noted above: Mr. Michael, $7,800 travel/legal benefit, $5,082 income taxes; Mr. Stone, $4,475 travel/legal benefit, $2,915 income taxes; Mr. Dondanville, $4,994 travel/legal benefit, $3,253 income taxes.

From and after May 2007 when the travel/legal benefit was eliminated, Messrs. Michael, Stone and Dondanville were authorized by the Board to use the Company aircraft for personal use, when it is not being used for business purposes, pursuant to a lease arrangement at an hourly lease rate established from time to time by the Board, limited to the maximum hourly lease charges equal to 6.5 percent of base salary. In May 2007 the lease rate was set at $1,100; on August 2008 it was changed to $1,700, and in August 2009 it was changed to $1,500 — all of which rates were reflective of the variable hourly operating cost of the Company aircraft. In 2007, Mr. Michael paid $10,780 for 9.8 hours use; Mr. Stone paid $1,100 for 1 hour use, and Mr. Dondanville did not use the aircraft for personal use. In 2008, Mr. Michael paid $5,280 for 4.8 hours use; Mr. Stone paid $8,010 for 6.9 hours use, and Mr. Dondanville did not use the aircraft for personal use. In 2009 Mr. Michael paid $4,570 for 2.9 hours use; Mr. Stone paid $3,910 for 2.3 hours use, and Mr. Dondanville did not use the aircraft for personal use.

Under the lease arrangement, income was imputed if the Standard Industry Fair Level (SIFL) rate for a flight made under such a lease exceeded the lease rate or if a guest or guests accompanied the executive on a leased or business flight. For Mr. Michael, in 2007, imputed income of $1,173 resulted from one leased flight for which the SIFL rate exceeded the lease rate by that amount and imputed income of $6,728 resulted from guests accompanying him on leased and business flights; in 2008, imputed income of $1,180 resulted from guests accompanying him on leased and business flights; in 2009, imputed income of $ 1,102 resulted from one leased flight for which the SIFL rate exceeded the lease rate by that amount and imputed income of $2,203 resulted from guests accompanying him on leased and business flights. For Mr. Stone, in 2007, imputed income of $1,092 resulted from guests accompanying him on leased and business flights; in 2008 imputed income of $503 resulted from guests accompanying him on leased and business flights; in 2009, imputed income of $ 556 resulted from guests accompanying him on leased and business flights.

(5)          The amounts shown in column (i) for Messrs. Michael, Stone, and Dondanville for 2007 also include the following value of a Company provided automobile until May 2007, respectively, when the perquisite was eliminated: Mr. Michael, $5,891; Mr. Stone, $2,938; and Mr. Dondanville, $4,036. The value of the Company provided automobiles was determined pursuant to the annual lease valuation method under the Internal Revenue Code, which includes the specified annual lease value for each automobile multiplied by the percentage of personal miles driven.

(6)          In 1996, when the Company acquired an equity ownership interest in Maui Jim, Inc. (“Maui Jim”), Messrs. Michael and Dondanville were elected to the Board of Directors of Maui Jim. They continue to hold those positions. Messrs. Michael and Dondanville were paid an initial board of director retainer in the form of 20,000 non-qualified options to purchase shares of Maui Jim stock and were paid a director fee of $1,500 for each of the nine Maui Jim board meetings held from December 1996 through February 2002. Messrs. Michael and Dondanville elected to be paid their entire Maui Jim director fees in the form of non-qualified options to purchase shares of Maui Jim stock valued pursuant to an annual appraisal, which election was available to members of the Maui Jim Board of Directors who were not Maui Jim employees.

After February 2002, no further director fees were paid to Messrs. Michael and Dondanville for their service as directors of Maui Jim. Mr. Michael exercised all of his options to purchase 67,878 Maui Jim shares in 2003, and Mr. Dondanville exercised all of his options to purchase 67,878 Maui Jim shares in 2004. Each of them paid cash for such shares and incurred an income tax liability on the gain at the time of exercise. Messrs. Michael and Dondanville each received a dividend of $20,363 in 2008 on their shares of Maui Jim stock. Maui Jim did not pay a dividend in 2007or 2009. The amounts reflected in column (i) do not include dividends paid to Messrs. Michael and Dondanville on the Maui Jim stock in 2008.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information about estimated future payouts under non-equity incentive plan awards, which consist of potential payouts under the MVP Program for Messrs. Michael, Dondanville, Stone and Kliethermes, and under the MIP for Mr. Kennedy. The table also shows information regarding grants of stock options made to the named executive officers under the Omnibus Stock Plan.

							All Other	Exercise
							Option Awards:	or Base	Grant Date
			Estimated Future Payouts Under				Number of	Price of	Fair Value of
			Non-Equity Incentive Plan Awards (1) (2)				Securities	Option	Stock and
		Grant			Maximum ($)		Underlying	Awards	Option Awards
Name	Grant Date	Approval	Threshold ($)	Target ($)	Probable	Cap	Options (#)(3)	($/Sh)	($)
(a)	(b)	Date	(c)	(d)	(e)		(f)	(g)	(h)

Jonathan E. Michael	02/02/09	05/01/08					10,500	56.89	173,040
	05/07/09	05/07/09					9,750	46.90	105,495
	08/03/09	05/07/09					9,750	50.49	122,363
	11/02/09	05/07/09					9,750	49.90	120,900
		N/A	0	1,361,701	2,286,791	7,500,000

Joseph E. Dondanville	02/02/09	05/01/08					5,000	56.89	82,400
	05/07/09	05/07/09					4,700	46.90	50,854
	08/03/09	05/07/09					4,700	50.49	58,985
	11/02/09	05/07/09					4,700	49.90	58,280
		N/A	0	545,216	915,252	7,500,000

Daniel O. Kennedy	05/07/09	05/07/09					10,300	46.90	111,446
		N/A	0	148,000	222,000	222,000

Craig W. Kliethermes	05/07/09	05/07/09					14,000	46.90	151,480
		N/A	0	160,000	308,363	7,500,000

Michael J. Stone	05/07/09	05/07/09					32,000	46.90	346,240
		N/A	0	816,780	1,371,833	7,500,000

(1)          The MVP Program does not provide for specific threshold awards and the amounts shown in column (c) are therefore 0. If in a given year the Company’s performance results in a negative MVP calculation such that it reduces a participant’s MVP Program “bank balance” to zero or below, no MVP Program bonus payment would be made for that year. For Messrs. Michael, Dondanville, and Stone, the amounts shown in column (d) reflect the 2009 payouts under the MVP Program, which is discussed in further detail on page 31, calculated based on the creation of a target level of $60 million in MVP in 2009; and the amounts shown in column (e) reflect probable maximum payouts assuming $150 million in MVP was created. The probable maximum level of $150 million of MVP created was selected based on the maximum MVP created by the Company in prior years and an assessment of possible operational and investment outcomes. The cap of $7.5 million shown in column (e) represents the maximum bonus permitted under the RLI Corp. Incentive Compensation Plan approved by shareholders in 2006, which governs the MVP Program.

(2)          For Mr. Kennedy the amounts shown in columns (c), (d) and (e) reflect (i) the minimum award under the MIP, discussed in further detail on page 32, which is equal to 0 if personal and financial goals are not met; (ii) the target award which is equal to 50 percent of his annual base salary rate at year-end; and (iii) the maximum award which is equal to 75 percent of his annual base salary rate at year-end. For Mr. Kliethermes, the target bonus payout was calculated under MIP and the maximum bonus payout was calculated under the MVP Program since he was eligible to receive the greater of the MIP or MVP Program in 2009 as a transition to his new role, which began on March 1, 2009. For the transition year of 2009, his target bonus was greater under MIP, while his maximum probable bonus payout was greater under the MVP Program.

(3)          Twenty percent of each option grant becomes exercisable one year after the date of the grant and each year thereafter in 20 percent increments. Options granted prior to May 2009 lapse on the tenth anniversary of the grant date. Options granted in May 2009 and later lapse on the eighth anniversary of the grant date. All options were granted pursuant to the RLI Corp. Omnibus Stock Plan. The stock option grants vest upon the death or the termination of employment of a stock option recipient due to disability or retirement. Retirement is defined as termination of employment of an employee with combined age and years of service of 75 or greater. Under FASB ASC Topic 718, option awards to recipients who are current employees, but who qualify for retirement upon departure from the Company, must be expensed at the time of grant, rather than over the five-year vesting period. Because Mr. Michael’s and Mr. Dondanville’s age and years of service exceeded 75 in 2006 and 2008, respectively, the ERC decided to grant option awards to Mr. Michael beginning in 2006 and to Mr. Dondanville beginning in 2008 on a quarterly basis to avoid a disproportionate expense in the quarter of grant if the option award was made in a single annual grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information with respect to the named executive officers regarding the outstanding stock option awards as of December 31, 2009.

Option Awards

	Number of	Number of	Equity Incentive Plan Awards:
	Securities Underlying	Securities Underlying	Number of Securities		Option
	Unexercised Options (#)	Unexercised Options (#)	Underlying Unexercised	Option	Expiration
Name	Exercisable (1)	Unexercisable (2)	Unearned Options (#)	Exercise Price	Date
(a)	(b)	(c)	(d)	(e)	(f)

Jonathan E. Michael	1			20.05	05/03/11
	60,000			29.34	05/02/12
	60,000			29.55	05/01/13
	60,000			35.08	05/06/14
	45,000			44.54	05/05/15
	6,300	4,200		50.15	05/04/16
	6,300	4,200		47.44	08/04/16
	6,300	4,200		54.04	11/03/16
	4,200	6,300		56.21	02/02/17
	4,200	6,300		56.09	05/03/17
	4,200	6,300		56.67	08/03/17
	4,200	6,300		56.03	11/02/17
	2,100	8,400		55.41	02/01/18
	2,100	8,400		50.00	05/01/18
	2,100	8,400		54.36	08/01/18
	2,100	8,400		56.73	11/03/18
		10,500		56.89	02/02/19
		9,750		46.90	05/07/17
		9,750		50.49	08/03/17
		9,750		49.90	11/02/17

Joseph E. Dondanville	32,000			29.34	05/02/12
	28,000			29.55	05/01/13
	28,000			35.08	05/06/14
	21,000			44.54	05/05/15
	10,500	7,000		50.15	05/04/16
	7,200	10,800		56.09	05/03/17
	1,000	4,000		50.00	05/01/18
	1,000	4,000		54.36	08/01/18
	1,000	4,000		56.73	11/03/18
		5,000		56.89	02/02/19
		4,700		46.90	05/07/17
		4,700		50.49	08/03/17
		4,700		49.90	11/02/17

Daniel O. Kennedy	2,999	2,001		52.30	02/21/16
	4,800	3,200		50.15	05/04/16
	3,600	5,400		56.09	05/03/17
	2,200	8,800		50.00	05/01/18
		10,300		46.90	05/07/17

Craig W. Kliethermes	3,000	2,000		50.15	05/04/16
	3,600	5,400		56.09	05/03/17
	2,200	8,800		50.00	05/01/18
		14,000		46.90	05/07/17

Michael J. Stone	40,000			35.08	05/06/14
	30,000			44.54	05/05/15
	16,500	11,000		50.15	05/04/16
	12,600	18,900		56.09	05/03/17
	6,800	27,200		50.00	05/01/18
		32,000		46.90	05/07/17

(1)          In 2005, the Board approved the acceleration of the vesting of all outstanding stock options, including options issued to executive officers under the Incentive Stock Option Plan and the Omnibus Stock Plan. The options, if exercised, are subject to a holding period equal to the original vesting schedule. Each option listed above vests 20 percent each year over a five-year period. The Board took this action to eliminate the requirement for recognizing future compensation expense under FASB ASC Topic 718.

(2)          These grants are included in column (f) of the Summary Compensation Table on page 38 and do not constitute additional compensation from what is reported there. Options vest 20 percent per year over five years; options granted prior to May 2009 expire on the 10th anniversary of the grant date; options granted from and after May 2009 expire on the 8th anniversary of the grant date.

OPTION EXERCISES AND STOCK VESTED

None of the named executive officers exercised stock options during 2009.

NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth information on the non-qualified deferred compensation for the named executive officers in 2009.

	Executive Contributions	Aggregate Earnings	Aggregate Balance
	in Last FY	in Last FY	at Last FYE
Name	($)	($)(1)(2)	($)
(a)	(b)	(c)	(d)
Jonathan E. Michael	—	(340,671)	2,720,539
Joseph E. Dondanville	—	(59,089)	471,869
Daniel O. Kennedy	7,859	(494)	14,118
Craig W. Kliethermes	31,500	(11,447)	140,137
Michael J. Stone	—	(120,102)	959,100

(1)          The amounts shown in column (c) for Mr. Michael reflect the dividends paid on, and change in the value of, Company shares held in his accounts under the Deferred Plan, which is described in further detail on page 33, and the Key Plan, which is described in further detail on page 34. Dividends paid on shares held in the Deferred Plan and Key Plan are used to purchase additional shares held in those plans. Mr. Michael did not participate in the Deferred Plan in 2007, 2008, or 2009, and no contributions were made on his behalf under the Key Plan in 2007, 2008, or 2009. The amounts shown in column (c) were not included in amounts shown in the Summary Compensation Table for 2007, 2008, or 2009 for Mr. Michael. Amounts deferred by Mr. Michael in previous years and contributions on his behalf under the Key Plan in previous years were included in the Summary Compensation Table in the year of such deferrals or contributions.

(2)          The amounts shown for Messrs. Stone, Dondanville, Kennedy and Kliethermes in column (c) reflect the dividends paid on, and change in the value of, the Company shares held in their respective accounts under the Deferred Plan, which is described in further detail on page 33. Dividends paid on shares held in the Deferred Plan are used to purchase additional shares held in the Deferred Plan. Mr. Kliethermes deferred income under the Deferred Plan in 2007, 2008, and 2009. Mr. Kennedy deferred income under the Deferred Plan in 2008 and 2009. Neither Messrs. Stone nor Dondanville deferred income under the Deferred Plan in 2007, 2008, or 2009. The amounts shown in column (c) were not included in amounts shown in the Summary Compensation Table for 2007, 2008, or 2009 for Messrs. Stone, Dondanville, Kliethermes and Kennedy. Amounts deferred by Messrs. Stone and Dondanville in previous years were included in the Summary Compensation Table in the year of such deferrals. The deferred amounts shown in column (b) were included in amounts shown in the Summary Compensation Table for Messrs. Kliethermes and Kennedy.

SAFEGUARDS AGAINST UNNECESSARY OR EXCESSIVE RISK

The following is a discussion of how the Company’s compensation policies and practices for its employees will affect risk management practices and risk-taking incentives. The Company is in the business of insurance and therefore takes on the risk of others in return for premiums. It is therefore particularly sensitive to matching the annual incentives it pays to its employees with the long-term risk and value created by the insurance business it writes. The discussion is broken into four areas: (1) Senior Management Compensation; (2) Underwriting Compensation; (3) Investment Compensation; and (4) Employee and Executive Equity Ownership.

SENIOR MANAGEMENT COMPENSATION

The Company’s CEO; COO; CFO; and Senior Vice President, Risk Services participate in the MVP Program, an annual incentive program described in further detail on page 31. The MVP Program contains two features designed to provide that incentives awarded under this program balance annual results with long-term shareholder value creation.

The first is a banking feature that deposits all of the annual MVP-based bonus awards (which may be positive or negative) into a “bonus bank,” paying out 33 percent of the bonus bank’s balance annually. A bonus bank balance is at risk based on future performance — future positive MVP created will increase the bonus bank and payouts, while negative MVP will decrease the bank and payouts. By exposing the bonus bank balance to future performance, the MVP Program provides an incentive to sustain long-term shareholder value creation.

The second feature is a Board approval mechanism, which requires the prior approval of the independent directors of the Board of any portion of any annual award (positive or negative) contributed to a MVP bonus bank that exceeds 300 percent of a participant’s base salary. This Board approval limit gives the Board the ability to reduce an award if the Board determines that MVP did not correspondingly increase shareholder value.

The ERC believes that the long-term banking feature and Board approval limit provision in the MVP Program significantly reduce the likelihood that senior management will take high-risk actions solely to improve short-term financial results to the detriment of long-term performance.

UNDERWRITING COMPENSATION

Underwriters are paid annual incentives under one of two annual incentive programs, the Underwriter Profit Program (“UPP”) or the Underwriter Incentive Plan (“UIP”). Participants in UPP, product group executives with oversight responsibility for respective product group underwriting, earn an annual incentive equal to a percentage of underwriting profit created. All other underwriters at the Company participate in UIP. UIP provides incentives based on specific performance factors such as individual and product group loss ratio, underwriting profit, combined ratio, gross written premium, and new business generation.

To calculate underwriting profit for purposes of UPP and UIP, actual and estimated losses are subtracted from net premiums to ensure that the annual incentives based on underwriting profit reflect losses that occur over several years. For most products, actual and estimated losses are measured over a four to eight year period. Over that four to eight year period, only a partial bonus is paid each year until all losses develop and a final underwriting profit figure can be determined that reflects the profitability to the Company. For earthquake insurance modeled expected losses are used to calculate underwriting profit for incentive purposes since losses are typically experienced over a significantly longer period of time. The ERC believes that by subjecting premiums to risk of actual and estimated losses, the Company’s underwriting incentive plans, UPP and UIP, ensure that the income and risk to the Company from underwriting results are closely aligned with the incentives paid to underwriters. In this manner, UPP and UIP are designed to ensure that underwriters are not given an incentive to produce short-term underwriting results without regard to the long-term income and risk consequences of their underwriting.

INVESTMENT COMPENSATION

The Company’s Treasurer, Chief Investment Officer, John Robison, is the only executive who is provided an incentive tied exclusively to the Company’s investment results. Mr. Robison, who reports to Mr. Dondanville, participates in the MIP, described above on page 32. His maximum annual bonus opportunity tied directly to investment results of the Company’s portfolio is 40 percent of his annual base salary. Mr. Robison is also eligible for additional incentive compensation based on the Company’s ROE and MVP.

The following controls ensure that Mr. Robison will not take excessive and unnecessary risk to maximize short-term investment results:

•                  The Company’s investment portfolio is managed pursuant to the oversight of the Finance and Investment Committee of the Board (FIC).

•                  The FIC has established an Investment Policy Statement setting forth detailed investment objectives, benchmarks, constraints, and operating policies for the portfolio.

•                  All security transactions must be approved by three Company officers, generally Messrs. Michael, Dondanville, and Robison.

•                  All investment actions must comply with state insurance regulatory provisions related to the investments in the portfolio.

EMPLOYEE AND EXECUTIVE EQUITY OWNERSHIP.

Finally, the Company has a long-standing employee ownership culture, reflected by its ESOP implemented in 1975. The ownership culture creates strong alignment between the interests of employees and shareholders to foster a long-term shareholder value creation perspective. To further support the employee ownership culture, the ERC has designed the executive compensation program to provide equity-based long-term incentives and has implemented a stock ownership guideline requiring significant levels of stock ownership for key executives, described in detail on page 36. The ERC believes that significant stock holdings by employees and executives provide a strong incentive to grow long-term shareholder value and to avoid actions that increase short-term results in a manner that prevents excessive and unnecessary risk to long-term results.

BOARD’S ROLE IN RISK OVERSIGHT

The Board’s risk oversight is accomplished both at the full Board level and through its committee structure. The Audit Committee generally oversees risk management, including identifying, monitoring, remediating and managing all known material risks to the Company. The Audit Committee has sole authority to retain and compensate outside auditors and reviews and monitors loss reserves, among other activities.  The Company’s Vice President, Internal Audit reports jointly to Mr. Michael and the Chair of the Audit Committee to ensure an open and effective line of communication with respect to Company risk oversight.  The Finance and Investment Committee oversees the Company’s investment and corporate finance transactions, policies and guidelines, which includes the oversight of investment performance, investment risk exposure and the Company’s capital structure, among other activities. As discussed in more detail under “Safeguards Against Unnecessary or Excessive Risk,” the Executive Resources Committee monitors and oversees executive compensation and incentive programs and associated goals, and, together with the Board, ensures that such programs do not create the likelihood that employees will take unnecessary and excessive risks to maximize short-term gains to the detriment of long-term performance.  The Strategy Committee is responsible to the Board of Directors for oversight of the Company’s strategic plan and associated strategic risks.  Each of the Board committees works within their area of responsibility and coordinates with other committees, the full Board and executive management in risk management at the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2009, regarding Common Stock that may be issued under the Company’s existing equity compensation plans, including the Director Plan, the ISOP, the Deferred Plan, the Deferred Agreement and the Omnibus Plan. As of December 31, 2009, the Company had 21,264,723 shares of Common Stock outstanding. Information is included for both equity compensation plans approved and not approved by the Company’s shareholders.

				Number of securities
	Number of securities			remaining available for
	to be issued upon exercise		Weighted-average exercise	future issuance under equity
	of outstanding options,		of outstanding options	compensation plans (excluding
	warrants and rights		warrants and rights	securities reflected in column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by shareholders (1)	1,583,803	(2)	$44.73	333,270	(3)
Equity compensation plans not approved by shareholders (4)	0		0		(5)
Total	1,583,803		$44.73	333,270

(1)          Consists of the Director Plan, the ISOP and the Omnibus Plan.

(2)          Includes options to purchase 43,322 shares exercisable under the Director Plan, options to purchase 424,231 shares exercisable under the ISOP and options to purchase 1,116,250 shares exercisable under the Omnibus Plan. The weighted average remaining contractual life of the outstanding options is 5.99 years.

(3)          Shares available for future issuance under the Omnibus Plan.

(4)          Consists of the Deferred Plan and the Deferred Agreement.

(5)          No specific number of shares of the Company’s Common Stock are reserved for future issuance under these plans. Under the Company’s Deferred Plan and Deferred Agreement, executive officers and directors may elect to defer compensation otherwise payable to them. Under the Deferred Plan and Deferred Agreement, the Company must transfer to a bank trustee, under an irrevocable trust established by the Company, such number of shares of Common Stock as are equal to the compensation earned and deferred.

SHAREHOLDER PROPOSALS

To be included in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders, a shareholder proposal must be received by the Company on or before November 25, 2010, and otherwise comply with all applicable federal securities laws. Proposals should be directed to the attention of the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615.

The Company has implemented provisions in its By-Laws that provide notice, information and procedural requirements for shareholder nominations of candidates to the Company’s Board and for shareholder proposals at shareholder meetings. These provisions do not affect the rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

Nominations of Board candidates by shareholders must be submitted in writing to the Company no later than 90 days prior to the anniversary of the previous year’s annual shareholder meeting or 10 days after public disclosure of any special meeting of shareholders.  The notice must provide information regarding (a) the proposed Board nominee(s), (b) the person making the nomination (proponent), (c) share ownership by the nominee(s) and the proponent, (d) arrangements between the proponent and the nominee(s), and (e) arrangements relating to the Company’s stock.  The proponent must also make certain representations, including updating the information provided in the notice and other matters.

Proposals and business desired to be brought by shareholders at Company shareholder meetings (other than director nominations) must be submitted in writing to the Company no later than 90 days prior to the anniversary of the previous year’s annual shareholder meeting or 10 days after public disclosure of any special meeting of shareholders.  The notice must provide information regarding (a) the nature of the proposed business, (b) the shareholder and its Company stock ownership, (c) certain relationships and arrangements involving the shareholder and other parties, and (d) certain arrangements involving the shareholder and the Company’s stock.  The shareholder must also make certain representations, including updating the information provided in the notice and other matters.

Therefore, in order for a shareholder to nominate a candidate for director or raise another matter at the 2011 Annual Meeting of Shareholders, the Company must receive proper notice of the nomination or the other matter before February 5, 2011.

These descriptions are summaries only, and for the complete provisions, reference should be made to the Company’s restated By-Laws, which were filed with the SEC on Form 8-K on November 18, 2008.

OTHER BUSINESS

The Board of Directors knows of no other business to be presented at the Annual Meeting; however, if any other matters do properly come before the meeting, it is intended that the persons appointed as proxies will vote in accordance with their best judgment.

It is important that proxies be voted promptly so the presence of a quorum may be assured well in advance of the Annual Meeting, thus avoiding the expense of follow-up solicitations. Accordingly, even if you expect to attend the Annual Meeting, you are requested to (1) date, execute and return the enclosed proxy in the postage-paid, self-addressed envelope provided, or (2) vote your proxy over the Internet or by telephone using the instructions on your proxy card.

By Order of the Board of Directors

Daniel O. Kennedy
Vice President, General Counsel
& Corporate Secretary
Peoria, Illinois
March 25, 2010

EXHIBIT A

RLI CORP.

LONG-TERM INCENTIVE PLAN

1.                       PURPOSE. The purpose of the RLI Corp. Long-Term Incentive Plan (the “Plan”) is to promote the interests of the Company and its shareholders by providing key personnel of the Company and its Affiliates with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of corporate performance and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its Affiliates. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability. The Plan is also intended to provide Outside Directors with an opportunity to acquire a proprietary interest in the Company, to compensate Outside Directors for their contribution to the Company and to aid in attracting and retaining Outside Directors. No further awards shall be made under the Company’s Omnibus Stock Plan after the Effective Date of this Plan.

2.               DEFINITIONS, GENDER AND NUMBER

2.1      Definitions. The capitalized terms used elsewhere in the Plan have the meanings set forth below.

(a)                  “Affiliate” means any entity that is an “eligible issuer” of Company Stock within the meaning of Section 409A of the Code.

(b)                 “Agreement” means a written contract (i) consistent with the terms of the Plan entered into between the Company or an Affiliate and a Participant and (ii) containing the terms and conditions of an Award in such form and not inconsistent with the Plan as the Committee shall approve from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and not required as a matter of law.

(c)                  “Award” or “Awards” means a grant made under the Plan in the form of Restricted Stock, Options, Stock Appreciation Rights, Performance Units, Stock or any other Stock-based award.

(d)                 “Board” means the Board of Directors of the Company.

(e)                  “Cause” means the Participant’s: (i) failure to comply with any material policies and procedures of the Company or Affiliate; (ii) conduct reflecting dishonesty or disloyalty to the Company or Affiliate, or which may have a negative impact on the reputation of the Company or Affiliate; (iii) commission of a felony, theft or fraud, or violations of law involving moral turpitude; (iv) failure to perform the material duties of his or her employment; (v) excessive absenteeism; (vi) unethical behavior; or (vii) violation of a material policy of the Company. If a Participant’s employment is terminated for “Cause,” the date on which the Participant’s employment is considered to be terminated, for purposes hereof, shall be the time at which such Participant is instructed or notified to cease performing job responsibilities for the Company or any Affiliate, whether or not for other reasons, such as payroll, benefits or compliance with legal procedures or requirements, he or she may still have other attributes of an employee.

(f)                    “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute.

(g)                 “Committee” means the Executive Resources Committee of the Board, or any other committee of the Board consisting of two or more Non-Employee Directors designated by the Board to administer the Plan under Plan Section 3.1 and constituted so as to permit grants thereby to comply with Exchange Act Rule 16b-3 and Code Section 162(m).

(h)                 “Company” means RLI Corp., an Illinois corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

(i)                     “Covered Employee” has the meaning set forth in Section 162(m) of the Code.

(j)                     “Disabled” or “Disability,” with respect to a Participant, means that the Participant satisfies the requirements to receive long-term disability benefits under the Company-sponsored group long-term disability plan in which the Participant participates without regard to any waiting periods, or that the Participant has been determined by the Social Security Administration to be eligible to receive Social Security disability benefits. A Participant shall not be considered to be “Disabled” unless the Participant furnishes proof of the Disability to the Company in such form and manner as the Company may require.

(k)                  “Effective Date” means the date specified in Plan Section 12.1.

(l)                     “Employee” means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.

(m)               “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.

(n)                 “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as now in force and in effect from time to time or any successor regulation.

(o)                 “Fair Market Value” as of any date means, unless otherwise expressly provided in the Plan:

(i)                     the closing sale price of a Share on such date, or on the next business day, if such date is not a business day, as reflected on the NYSE or any other national securities exchange registered under the Exchange Act on which the Shares are traded, or

(ii)                  if clause (i) is inapplicable, the mean between the closing “bid” and the closing “asked” quotation of a Share on the date immediately preceding that date, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a closing bid and asked quotation is made, on the over-the-counter market or any other quotation system then in use, or

(iii)               if clauses (i) and (ii) are inapplicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.

The determination of Fair Market Value shall be subject to adjustment as provided in Plan Section 16.

(p)                 “Full Value Award” means an Award other than an Option, Stock Appreciation Right, or a Performance Unit payable solely in cash.

(q)                 “Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

(r)                    “Insider,” as of a particular date means any person who, as of that date is an officer of the Company as defined under Exchange Act Rule 16a-1(f) or its successor provision.

(s)                  “Non-Employee Director” means a member of the Board who is considered a non-employee director within the meaning of Exchange Act Rule 16b-3(b)(3) or its successor provision and an outside director for purposes of Code Section 162(m).

(t)                    “Option” means a right to purchase Stock. Only options that are non-statutory options (i.e. options that do not qualify for special tax treatment under Code Section 422) may be issued under the Plan.

(u)                 “Outside Director” means a director who is not an Employee.

(v)                 “Participant” means a person or entity to whom an Award is or has been made in accordance with the Plan.

(w)               “Performance Cycle” means the period of time as specified in an Agreement over which Performance Units are to be earned.

(x)                   “Performance Goals” means the performance goals established by the Committee in connection with the grant of an Award. In the case of a grant of an Award, other than an Option or Stock Appreciation Right, to a Covered Employee (i) the Performance Goals shall be based on specified levels of one or more of the following measures with respect to the performance of the Company or a group, unit, Affiliate or an individual: specified levels of the Company’s stock price, market share, sales, revenue, premiums, underwriting profit, market value potential, earnings per share, return on equity, costs, cash flow, dividends paid, operating income, return on assets, expense ratios, loss ratios or combined ratios, and (ii) shall be set by the Committee within the time period prescribed by Code Section 162(m) and related regulations.

(y)                 “Performance Unit” means an Award made pursuant to Plan Section 11.

(z)                   “Plan” means this RLI Corp. Long-Term Incentive Plan, as may be amended and in effect from time to time.

(aa)            “Restricted Stock” means an Award of Stock granted under Plan Section 7 so long as such Stock remains subject to the restrictions described in Section 7.

(ab)           “Retirement” means the retirement of a Participant when the Participant’s age plus years of service equal at least 75.

(ac)            “Section 16” or “Section 16(b)” means Section 16 or Section 16(b), respectively, of the Exchange Act or any successor statute and the rules and regulations promulgated thereunder as in effect and as amended from time to time.

(ad)           “Share” means a share of Stock.

(ae)            “Stock” means the common stock, par value $1.00 per share, of the Company.

(af)              “Stock Appreciation Right” means a right, the value of which is determined in relation to the appreciation in value of Shares pursuant to an Award granted under Plan Section 10.

(ag)        “Successor,” with respect to a Participant, means the legal representative of an incompetent Participant, and if the Participant is deceased, the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant’s death.

(ah)           “Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions or terms and conditions placed on Restricted Stock or any other Award are in effect.

(ai)               “Transferee” means any member of the Participant’s immediate family (i.e., his or her children, step-children, grandchildren and spouse) or one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners.

2.2                 Gender and Number. Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3.                       ADMINISTRATION AND INDEMNIFICATION

3.1                   Administration

(a)                 The Committee shall administer the Plan. The Committee shall have exclusive power to (i) make Awards, (ii) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award consistent with the Plan, and (iii) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property or canceled, forfeited or suspended. Each Award shall be subject to an Agreement authorized by the Committee. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Notwithstanding the foregoing, the Board shall have the sole and exclusive power to administer the Plan with respect to Awards granted to Outside Directors.

(b)                 Solely for purposes of determining and administering Awards to Participants who are not Insiders, the Committee may delegate all or any portion of its authority under the Plan to one or more persons who are not Non-Employee Directors.

(c)                  To the extent within its discretion and subject to Plan Sections 15 and 16, other than price, the Committee may amend the terms and conditions of any outstanding Award.

(d)                 It is the intent that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3, except in such instances as the Committee, in its discretion, may so provide. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3.1(d), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Insiders to the extent permitted by law and in the manner deemed advisable by the Committee.

(e)                  The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein. Consistent with its terms, the Committee shall have the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee shall have discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.

3.2                 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company’s expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

4.                       SHARES AVAILABLE UNDER THE PLAN; OTHER PLAN MAXIMUMS

4.1.              Share Counting Rules

(a)                  The number of Shares available for distribution under the Plan shall not exceed 2,000,000 (subject to adjustment pursuant to Plan Section 16).

(b)                 Any Shares subject to the terms and conditions of an Award under the Plan that are not used because the terms and conditions of the Award are not met may again be used for an Award under the Plan.

(c)                  Any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited Award, or any Award settled in cash in lieu of Shares shall be available for further Awards.

(d)                 For the purposes of computing the total number of Shares granted under the Plan, the following rules shall apply to Awards payable in Shares where appropriate:

(i)                     each Share that is subject to a Full Value Award shall be counted as 2.5 Shares;

(ii)                  each Option shall be deemed to be the equivalent of the maximum number of Shares that may be issued upon exercise of the particular Option;

(iii)               each Stock Appreciation Right shall be deemed to be equivalent to the gross number of Shares with respect to which the Stock Appreciation Right may be exercised;

(iv)              an Award (other than an Option) payable in some other security shall be deemed to be equal to the number of Shares to which it relates;

(v)                 where the number of Shares available under the Award is variable on the date it is granted, the number of Shares shall be deemed to be the maximum number of Shares that could be received under that particular Award;

(vi)     where two or more types of Awards (all of which are payable in Shares) are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, each such joint Award shall be deemed to be the equivalent of the maximum number of Shares available under the largest single Award; and

(vii)    the following Shares shall not again be made available for issuance as Awards under the Plan: (A) Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan; (B) any Shares withheld by the Company or tendered by a Participant to satisfy the tax withholding obligations related to any Award under the Plan; (C) Shares not issued or delivered as a result of the net settlement of an outstanding Award; and, (D) Shares purchased on the open market with any cash proceeds from the exercise of Stock Options.

Additional rules for determining the number of Shares granted under the Plan may be made by the Committee as it deems necessary or desirable.

(e)      No fractional Shares may be issued under the Plan; however, cash shall be paid in lieu of any fractional Share in settlement of an Award.

4.2.     Other Plan Maximums

(a)      The maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Options is 400,000 and the maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Stock Appreciation Rights is 400,000.

(b)      The maximum number of Shares that may be awarded to a Participant in any calendar year in the form of a Full Value Awards is 160,000.

(c)      The maximum dollar value that may be paid to a Participant in any calendar year in Performance Units denominated in cash is $7,500,000.

5.        ELIGIBILITY. Participation in the Plan shall be limited to Employees and to certain other individuals or entities who are not Employees but who provide services to the Company or an Affiliate, such as services provided in the capacity of a director. The granting of Awards is solely at the discretion of the Committee. References herein to “employed,” “employment” or similar terms (except “Employee”) shall include the providing of services as a director. Neither the transfer of employment of a Participant between any of the Company or its Affiliates, nor a leave of absence granted to such Participant and approved by the Committee, shall be deemed a termination of employment for purposes of the Plan.

6.     GENERAL TERMS OF AWARDS

6.1      Amount and Conditions of Award. Each Agreement shall set forth the number of Shares of Restricted Stock, Stock or Performance Units subject to the Agreement, or the number of Shares to which the Option subject to the Agreement applies or with respect to which payment upon the exercise of the Stock Appreciation Right subject to the Agreement is to be determined, as the case may be, together with such other terms and conditions applicable to the Award as determined by the Committee acting in its sole discretion, which may include conditions on Options or Stock Appreciation Rights becoming exercisable or the lapsing of restrictions on Restricted Stock that are tied to Performance Goals.

6.2      Term. Each Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the Term of the Option, Stock Appreciation Right, Restricted Stock or other Award or the Performance Cycle for the Performance Units, as the case may be. The maximum Term for Options and Stock Appreciation Rights shall be ten years. Acceleration of the expiration of the applicable Term is permitted, upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include, without limitation, acceleration in the event of the Participant’s death, Disability or Retirement. Acceleration of the Performance Cycle of Performance Units shall be subject to Plan Section 11.2.

6.3      Transferability. Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant’s legal representative) may exercise an Option or Stock Appreciation Right, or receive payment with respect to Performance Units or any other Award. No

Award of Restricted Stock (before the expiration of the restrictions), Options, Stock Appreciation Rights or Performance Units or other Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a Successor in the event of a Participant’s death or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder; any attempted transfer in violation of this Section 6.3 shall be of no effect. Notwithstanding the immediately preceding sentence, the Committee, in an Agreement or otherwise at its discretion, may provide that the Award may be transferable to a Transferee if the Participant does not receive any consideration for the transfer. Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death, Disability or termination of employment of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any Transferee.

6.4      Termination of Employment. Except as otherwise determined by the Committee or provided by the Committee in an Agreement, in case of a Participant’s termination of employment, the following provisions shall apply:

(a)      Options and Stock Appreciation Rights

(i)       If a Participant’s employment or other relationship with the Company and its Affiliates terminates because of the Participant’s death, then any Option or Stock Appreciation Right that has not expired or been terminated shall become exercisable in full if the Participant’s employment or other relationship with the Company and its Affiliates has been continuous between the date the Option or Stock Appreciation Right was granted and a date not more than three months prior to such death, and may be exercised by the Participant’s Successor at any time, or from time to time, within one year after the date of the Participant’s death.

(ii)      If a Participant’s employment or other relationship with the Company and its Affiliates terminates because the Participant is Disabled, then any Option or Stock Appreciation Right that has not expired or been terminated shall become exercisable in full if the Participant’s employment or other relationship with the Company and its Affiliates has been continuous between the date the Option or Stock Appreciation Right was granted and the date of such Disability, and the Participant or the Participant’s Successor may exercise such Option or Stock Appreciation Right at any time, or from time to time, within three years after the date of the Participant’s Disability.

(iii)     If a Participant’s employment or other relationship with the Company and its Affiliates terminates because of the Participant’s Retirement, then any Option or Stock Appreciation Right that has not expired or been terminated shall remain exercisable for three years after the Participant’s Retirement, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Participant’s termination of employment; provided, however, that if the Participant is an Outside Director, the Option or Stock Appreciation Right shall remain exercisable until the expiration of the Term after such Outside Director ceases to be a director of the Company, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Outside Director ceasing to be a director.

(iv)     If a Participant’s employment terminates for any reason other than death, Disability or Retirement, then any Option or Stock Appreciation Right that has not expired or been terminated shall, unless the Committee shall otherwise provide in the Agreement, remain exercisable for three months after termination of the Participant’s employment, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Participant’s termination of employment; provided, however, that if the Participant is an Outside Director, the Option or Stock Appreciation Right shall remain exercisable until the expiration of the Term after such Outside Director ceases to be a director of the Company, but, unless otherwise provided in the

Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Outside Director ceasing to be a director.

(v)      Notwithstanding the foregoing Plan Sections 6.4(a)(i), (ii), (iii) and (iv) in no event shall an Option or a Stock Appreciation Right be exercisable after the expiration of the Term of such Award or if the Participant’s employment (or service as a director) is terminated due to “Cause.” Any Option or Stock Appreciation Right that is not exercised within the periods set forth in Plan Sections 6.4 (i), (ii), (iii) and (iv) except as otherwise provided by the Committee in the Agreement, shall terminate as of the end of the periods described in such Sections.

(b)      Performance Units. Payment for Performance Units shall be made on March 1 immediately following the last day of the Performance Cycle, subject to the following provisions of this Section 6.4(b). Except as provided in this Section 6.4(b) or in the Agreement, if a Participant’s employment or other relationship with the Company and its Affiliates terminates during a Performance Cycle, then such Participant shall not be entitled to any payment with respect to that Performance Cycle. However, if the Participant dies or becomes Disabled during a Performance Cycle while still employed by the Company or an Affiliate, or under other circumstances provided by the Committee in its discretion in the Agreement or otherwise, the Participant, unless the Committee shall otherwise provide in the Agreement, shall be entitled to a payment with respect to Performance Units for the Performance Cycle based upon the extent to which achievement of performance targets was satisfied at the end of the Performance Cycle and prorated for the portion of the Performance Cycle during which the Participant was employed by the Company or its Affiliates.

(c)      Restricted Stock Awards. If a Participant’s employment or other relationship with the Company and its Affiliates terminates during the Term of a Restricted Stock Award because of the Participant’s death or Disability, or under other circumstances provided by the Committee in its discretion in the Agreement or otherwise, consistent, in the case of Covered Employees with Code Section 162(m), the Participant, unless the Committee shall otherwise provide in the Agreement, shall be entitled to receive a number of Shares of Restricted Stock under the Award that has been prorated for the portion of the Term of the Award during which the Participant was employed by the Company and its Affiliates, and, with respect to such Shares, all restrictions shall lapse. Any Shares of Restricted Stock as to which restrictions do not lapse under the preceding sentence or under the Agreement shall terminate at the date of the Participant’s termination of employment and such Shares of Restricted Stock shall be forfeited to the Company.

6.5      Rights as Shareholder. Each Agreement shall provide that a Participant shall have no rights as a shareholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.

7.        RESTRICTED STOCK AWARDS

(a)      An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine, subject, in the case of Covered Employees, to Code Section 162(m).

(b)      Except as otherwise provided in the applicable Agreement, each Stock certificate issued with respect to an Award of Restricted Stock shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement.

(c)      The Agreement shall describe the terms and conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock shall lapse. Upon the lapse of the restrictions and conditions, Shares free of restrictive legends, if any, relating to such restrictions shall be issued to the Participant or a Successor or Transferee.

(d)      A Participant or a Transferee with a Restricted Stock Award shall have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.

8.        OTHER AWARDS. The Committee may from time to time grant Stock and other Awards under the Plan including, without limitation, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, restricted Stock units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of the Plan. The Committee may, at its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

9.     STOCK OPTIONS

(a)      An Option shall be granted pursuant to an Agreement. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted (except as provided in Plan Section 19).

(b)      The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that to the extent permitted by law, the Agreement may permit some or all Participants to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the Shares. The purchase price may be payable in cash, by delivery or tender of Shares (by actual delivery or attestation) having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option, or a combination thereof, as determined by the Committee, but no fractional Shares will be issued or accepted. In addition, the Committee may provide that the Participant may instruct the Company to withhold a number of Shares having a Fair Market Value (based on the Fair market Value of the Stock on the date the applicable Option is exercised) equal to the product of (i) the exercise price multiplied by (ii) the number of Shares in respect of which the Option is being exercised. Provided, however, that a Participant exercising an Option shall not be permitted to pay any portion of the purchase price with Shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company.

(c)      Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after the expiration of its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

(d)      Upon receipt of notice of exercise, the Committee may elect to cash out all or part of the portion of the Shares for which an Option is being exercised by paying the Participant an amount, in cash or Shares, equal to the excess of the Fair Market Value of the Shares over the aggregate purchase price for the Shares for which the Option is being exercised on the effective date of such cash-out.

10.      STOCK APPRECIATION RIGHTS. An Award of a Stock Appreciation Right shall entitle the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price that shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other Award under the Plan. If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels a pro rata portion of the Option with which it is connected and vice versa. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. No Stock Appreciation Right shall be exercisable at any time after the expiration of its Term or if the Participant’s employment (or service as a director) is terminated due to Cause . When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

11.     PERFORMANCE UNITS

11.1    Initial Award

(a)      An Award of Performance Units under the Plan shall entitle the Participant (or a Successor or Transferee) to future payments of cash, Shares or a combination of cash and Shares, as determined by the Committee, based upon the achievement of Performance Goals. The Agreement may establish that a portion of a Participant’s Award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the Award. The Agreement shall also provide for the timing of the payment.

(b)      Following the conclusion or acceleration of each Performance Cycle, the Committee shall determine the extent to which (i) performance targets have been attained, (ii) any other terms and conditions with respect to an Award relating to the Performance Cycle have been satisfied and (iii) payment is due with respect to an Award of Performance Units.

11.2    Acceleration and Adjustment. To the extent consistent with Code Sections 409A and 162(m), the Agreement may permit an acceleration of the Performance Cycle and an adjustment of performance targets and payments with respect to some or all of the Performance Units awarded to a Participant, upon the occurrence of certain events, which may, but need not include, without limitation, a Fundamental Change, a recapitalization, a change in the accounting practices of the Company, a change in the Participant’s title or employment responsibilities, the Participant’s death, Disability or Retirement or, with respect to payments in Shares with respect to Performance Units, a reclassification, stock dividend, stock split or stock combination as provided in Plan Section 16. The Agreement also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive.

12.      EFFECTIVE DATE AND DURATION OF THE PLAN

12.1    Effective Date. The Plan shall become effective as of May 6, 2010, if the Plan is approved by the requisite vote of shareholders at the 2010 Annual Meeting of Shareholders or any adjournment thereof.

12.2    Duration of the Plan. The Plan shall remain in effect until all Stock subject to it shall be distributed, all Awards have expired or lapsed, the Plan is terminated pursuant to Plan Section 15, or May 6, 2020 (the “Termination Date”); provided, however, that Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which the Award is made or granted.

13.      PLAN DOES NOT AFFECT EMPLOYMENT STATUS

(a)      Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or to eligible Employees generally.

(b)      Nothing in the Plan or in any Agreement or related documents shall confer upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person’s compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without Cause.

14.      TAX WITHHOLDING. No later than the date as of which an amount with respect to an Award first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any such taxes required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled in Shares, including Shares that are part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations under the Plan. Notwithstanding anything in this Section 14 to the contrary, no election by a Participant to have taxes withheld with respect to an Award shall be permitted to the extent it constitutes an impermissible acceleration under Code Section 409A.

15.      AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN

(a)      The Board may at any time and from time to time terminate, suspend or modify the Plan. Except as limited in (b) below, the Committee may at any time alter or amend any or all Agreements under the Plan to the extent permitted by law.

(b)      No termination, suspension, or modification of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Plan Section 11.2 or 16 does not adversely affect these rights.

16.      ADJUSTMENT FOR CHANGES IN CAPITALIZATION. Subject to any required action by the Company’s shareholders, appropriate adjustments, so as to prevent enlargement of rights or inappropriate dilution — (i) in the aggregate number and type of Shares available for Awards under the Plan, (ii) in the limitations on the number of Shares that may be issued to an individual Participant as an Option or a Stock Appreciation Right in any calendar year or that may be issued in the form of Restricted Stock or Shares without restrictions, (iii) in the number and type of Shares and amount of cash subject to Awards then outstanding, (iv) in the Option price as to any outstanding Options and, (v) subject to Plan Section 11.2, in outstanding Performance Units and payments with respect to outstanding Performance Units — may be made by the Committee in its sole discretion to give effect to adjustments made in the number or type of Shares through a Fundamental Change (subject to Plan Section 17), recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant change, provided that fractional Shares shall be rounded to the nearest whole Share.

17.      FUNDAMENTAL CHANGE. In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:

(a)      if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options and stock appreciation rights in appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation; or

(b)      at least ten days before the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately before the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within ten days after the Fundamental Change, of cash equal to (i) for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value (as defined in this Section) per Share exceeds the exercise price per Share covered by such Option or (ii) for each Stock Appreciation Right, the price determined pursuant to Section 10, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Plan Section 10, shall be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated determined in the manner hereinafter referred to in this Section. At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option shall immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to this Section 17(b), each outstanding Option and Stock Appreciation Right granted pursuant to the Plan that shall not have been exercised before the Fundamental Change shall be canceled at the time of, or immediately before, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option or a Stock

Appreciation Right shall be entitled to the payment provided for in this Section 17(b) if such Option or Stock Appreciation Right shall have terminated, expired or been cancelled. For purposes of this Section only, “Fair Market Value” per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change.

18.      FORFEITURES. An Agreement may provide that if a Participant has received or been entitled to payment of cash, delivery of Shares, or a combination thereof pursuant to an Award within six months before the Participant’s termination of employment with the Company and its Affiliates, the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Shares received with respect to the Award (or its economic value as of (i) the date of the exercise of Options or Stock Appreciation Rights, (ii) the date of, and immediately following, the lapse of restrictions on Restricted Stock or the receipt of Shares without restrictions, or (iii) the date on which the right of the Participant to payment with respect to Performance Units vests, as the case may be) in the event of certain occurrences specified in the Agreement. The Committee’s right to require forfeiture must be exercised within 90 days after discovery of such an occurrence but in no event later than 15 months after the Participant’s termination of employment with the Company and its Affiliates. The occurrences may, but need not, include competition with the Company or any Affiliate, unauthorized disclosure of material proprietary information of the Company or any Affiliate, a violation of applicable business ethics policies of the Company or Affiliate or any other occurrence specified in the Agreement within the period or periods of time specified in the Agreement.

19.      CORPORATE MERGERS, ACQUISITIONS, ETC. Subject to Code Section 409A, the Committee may also grant Options, Stock Appreciation Rights, Restricted Stock or other Awards under the Plan in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock or other award granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a Subsidiary is a party. The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in the Plan to the extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

20.      UNFUNDED PLAN. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor or Transferee. To the extent any person acquires a right to receive an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

21.      LIMITS OF LIABILITY

(a)      Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(b)      Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

22.      COMPLIANCE WITH APPLICABLE LEGAL REQUIREMENTS. No certificate for Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at the time, be listed.

23.      OTHER BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

24.      BENEFICIARY UPON PARTICIPANT’S DEATH. To the extent that the transfer of a Participant’s Award at his or her death is permitted under an Agreement, a Participant’s Award shall be transferable at death to the estate or to the person who acquires the right to succeed to the Award by bequest or inheritance.

25.      REQUIREMENTS OF LAW

(a)      To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Illinois without regard to its conflicts-of-law principles and shall be construed accordingly.

(b)      If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

26.      REPRICING; SHAREHOLDER APPROVAL. Except as provided in Plan Section 16, neither the Board nor any committee thereof shall cause the Company to adjust or amend the exercise price of any outstanding Award, whether through amendment, replacement grant, exchange or other means, without the prior approval of the shareholders of the Company.

27.      COMPLIANCE WITH CODE SECTION 409A. Any benefit under the Plan that is or becomes subject to Code Section 409A is intended to comply with the requirements of Code Section 409A, and the benefit will administered, and any Plan term governing such benefit will be interpreted, accordingly.

INVESTOR INFORMATION

ANNUAL SHAREHOLDERS MEETING

The 2010 Annual Meeting of Shareholders will be held at 2 p.m., CDT, on May 6, 2010, at RLI’s offices at 9025 N. Lindbergh Drive, Peoria, Illinois.

INTERNET VOTING

As a convenience, most RLI shareholders may vote their proxies via the Internet at http://www.proxyvote.com. Instructions are in your E-Proxy Notice or in the proxy card that you receive. Registered shareholders may sign up to access RLI’s Annual Report and Proxy Statement over the Internet in the future by following the instructions provided if you submit your proxy be telephone or over the Internet or provided in the E-Proxy Notice. Beneficial owners may contact the brokers, banks or other holders of record of their stock to find out whether electronic delivery is available.

SHAREHOLDER INQUIRIES

Shareholders of record with requests concerning individual account balances, stock certificates, dividends, stock transfers, tax information or address corrections should contact the transfer agent and registrar:

Wells Fargo Shareholder Services

P.O. Box 64854

St. Paul, MN 55164-0854

Phone: 800-468-9716 or 651-450-4064

Fax: 651-450-4033

Email: stocktransfer@wellsfargo.com

DIVIDEND REINVESTMENT PLAN

If you wish to sign up for an automatic dividend reinvestment and stock purchase plan or to have your dividends deposited directly into your checking, savings or money market accounts, send your request to the transfer agent and registrar.

REQUESTS FOR ADDITIONAL INFORMATION

Electronic versions of the following documents are available on our website: 2009 Annual Report, 2010 Proxy Statement and 2009 Annual Report on Form 10-K. Printed copies of these documents are available without charge to any shareholder. To be placed on a mailing list to receive shareholder materials, contact our corporate headquarters.

MULTIPLE SHAREHOLDERS HAVING THE SAME ADDRESS

If you and other residents at your mailing address own shares of common stock “in street name,” your broker or bank may have sent you a notice that your household will receive only one copy of our proxy statement, 2009 Annual Report to Shareholders and/or notice regarding Internet availability of our proxy materials. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement, 2009 Annual Report to Shareholders and/or notice regarding Internet availability of our proxy materials, or if you wish to receive individual copies of our proxy statements, Annual Report to Shareholders and/or notice regarding Internet availability of our proxy materials for future meetings, we will send a copy to you. Please contact our Treasurer and Chief Investment Officer, John E. Robison at 309-693-5846 or at john.robison@rlicorp.com.

CONTACTING RLI

For investor relations requests and management’s perspective on specific issues, contact Treasurer and Chief Investment Officer, John E. Robison at 309-693-5846 or at john.robison@rlicorp.com.

RLI ON THE WEB

www.rlicorp.com

*** Exercise Your Right to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

for the RLI Corp. Annual Meeting of Shareholders to be held on May 6, 2010

Meeting Information
RLI CORP.
	Meeting Type:	Annual Meeting

	For holders as of:	March 8, 2010

Date: May 6, 2010 Time: 2:00 p.m. CDT

	Location:	RLI Corp.
9025 North Lindbergh Drive
Peoria, IL 61615

RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615	You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

—— Before You Vote ——

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report 2. Notice & Proxy Statement How to View Online: Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor

Please make the request as instructed above on or before April 22, 2010 to facilitate timely delivery.

—— How To Vote ——

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12 Digit Control Number available and follow the instructions. If you hold stock in the RLI Employee Stock Ownership Plan you must vote two days prior to the meeting date.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items
The Board of Directors recommends
that you vote FOR the following:

1.	Election of Directors

	Nominees:

	01)	Kaj Ahlmann	04)	F. Lynn McPheeters
	02)	Barbara R. Allen	05)	Jonathan E. Michael
	03)	Charles M. Linke	06)	Robert O. Viets

The Board of Directors recommends you vote FOR the following proposals:

2.	APPROVE THE COMPANY’S LONG-TERM INCENTIVE PLAN.

3.	APPROVE THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

NOTE: This proxy also grants the Proxies the ability to vote in their discretion upon other matters as may properly come before the meeting.

Voting Items
The Board of Directors recommends
that you vote FOR the following:

1.	Election of Directors

	Nominees:

	01)	Kaj Ahlmann	04)	F. Lynn McPheeters
	02)	Barbara R. Allen	05)	Jonathan E. Michael
	03)	Charles M. Linke	06)	Robert O. Viets

The Board of Directors recommends you vote FOR the following proposals:

2.	APPROVE THE COMPANY’S LONG-TERM INCENTIVE PLAN.

3.	APPROVE THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

NOTE: This proxy also grants the Trustee the ability to vote in its discretion upon other matters as may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard H. Blum and Gerald D. Stephens, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either one of them, to represent and to vote, as indicated on the other side of this form or as indicated by phone or Internet, the shares of Common Stock of RLI Corp. held of record by the undersigned on March 8, 2010, at the RLI Corp. Annual Meeting of Shareholders to be held on May 6, 2010 or any adjournments thereof.

If no other indication is made on the reverse side of this form, or by phone or Internet, the Proxies shall vote for each of the director nominees listed on the reverse side of this form, for Proposals 2 and 3 and, in their discretion, upon such other business as may properly come before the meeting.

(Continued and to be signed and dated on the reverse side.)

RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
				M20334-P89073	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.					DETACH AND RETURN THIS PORTION ONLY

RLI CORP.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:

1.	Election of Directors	☐	☐	☐

Nominees:
01) Kaj Ahlmann	04) F. Lynn McPheeters
02) Barbara R. Allen	05) Jonathan E. Michael
03) Charles M. Linke	06) Robert O. Viets

The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain

2.				APPROVE THE COMPANY’S LONG-TERM INCENTIVE PLAN.	☐	☐	☐

3.				APPROVE THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

NOTE: This proxy also grants the Proxies the ability to vote in their discretion upon other matters as may properly come before the meeting.

Please sign exactly as your name(s) appear(s). Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.

M20337-P89073

RLI EMPLOYEE STOCK OWNERSHIP PLAN
Confidential Voting Instructions

THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEE OF
THE RLI CORP. EMPLOYEE STOCK OWNERSHIP PLAN

By signing on the reverse side or by voting by phone or Internet, you direct the Trustee of the RLI Corp. Employee Stock Ownership Plan to vote (in person or by proxy), as provided, the number of shares of RLI Common Stock credited to this account as of March 8, 2010 under the RLI Corp. Employee Stock Ownership Plan, at the RLI Corp. Annual Meeting of Shareholders to be held on May 6, 2010 or any adjournments thereof.

If no vote is provided, the Trustee shall vote for each of the director nominees listed and upon Proposals 2 and 3 pro rata with all shares of Common Stock held in the RLI Corp. Employee Stock Ownership Plan (based upon the vote of all other participants who provide voting instructions), and, in its discretion, upon such other business as may properly come before the meeting.

These confidential voting instructions will be seen only by authorized representatives of the Trustee.

(Continued and to be signed and dated on the reverse side.)

RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time two days before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time two days before meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M20336-P89073	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

RLI CORP.		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:		All	All	Except

1.	Election of Directors	☐	☐	☐

Nominees:
	01) Kaj Ahlmann						04) F. Lynn McPheeters
	02) Barbara R. Allen						05) Jonathan E. Michael
	03) Charles M. Linke						06) Robert O. Viets

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain

2.	APPROVE THE COMPANY’S LONG-TERM INCENTIVE PLAN.					☐	☐	☐

3.	APPROVE THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.					☐	☐	☐

NOTE: This proxy also grants the Trustee the ability to vote in its discretion upon other matters as may properly come before the meeting.

Please sign exactly as your name(s) appear(s). Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date